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                                                              EXECUTION COPY





                         DOBSON COMMUNICATIONS CORPORATION

                       AMENDED AND RESTATED STOCKHOLDER AND

                             INVESTOR RIGHTS AGREEMENT
dated as of September 17   , 1999

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        AMENDED AND RESTATED STOCKHOLDER AND INVESTOR RIGHTS AGREEMENT

     AMENDED AND RESTATED STOCKHOLDER AND INVESTOR RIGHTS AGREEMENT, dated as of September 17, 1999 (this "Agreement"), by and among the investors listed on Schedule I (individually, each a "Cash Equity Investor" and, collectively, with any of its Affiliated Successors, the "Cash Equity Investors") and Dobson Communications Corporation, an Oklahoma corporation (the "Company"). Each of the foregoing Persons, together with all other Persons who, in connection with a Transfer (as hereinafter defined) are required to become a party to this Agreement (other than the Company) are sometimes referred to herein, individually, as a "Stockholder" and, collectively, as the "Stockholders."

                                      RECITALS

     WHEREAS:

     (A) The Company and certain of its stockholders originally entered into this Agreement on December 23, 1998 following the termination of the earlier Stockholder Agreement of the Company, dated as of February 26, 1997, in order to provide for the management of the Company and to impose certain restrictions with respect to the sale, transfer or other disposition of Common Stock and Preferred Stock on the terms and conditions hereinafter set forth; and

     (B) The Company, together with the other parties thereto have agreed to amend and restate the Stockholder and Investor Rights Agreement and AT&T Wireless Services, Inc. wishes to become a party hereto as of the date hereof; and

     (C) The authorized capital stock of the Company consists of: (a) 1,500,000 shares of common stock, par value $0.001 per share ("Common Stock"), consisting of (i) 1,438,000 shares of Class A Common Stock ("Class A Common Stock"), of which 491,954 shares are issued and outstanding, (ii) 31,000 shares of Class B Common Stock ("Class B Common Stock"), of which 28,560 shares are subject to options which have been granted but not exercised, and (iii) 31,000 shares of Class C Common Stock ("Class C Common Stock"), of which 4,226 shares are subject to options which have been granted but not exercised; and (b) 3,500,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), consisting of (i) 734,000 shares designated 12 1/4% Senior Exchangeable Preferred Stock, Mandatorily Redeemable 2008, of which 278,872 shares are issued and outstanding, including PIK dividends thereon through July 15, 1999 (the "Senior PIK Preferred"), (ii) 450,000 shares designated Class A 5% Non-Cumulative, Non-Voting, Non-Convertible Preferred Stock ("Class A Preferred Stock"), of which 314,286 shares are issued and outstanding, (iii) 90,000 shares designated Class D Convertible Preferred Stock ("Class D Preferred Stock"), of which 75,093.7 shares are issued and outstanding, (iv) 517,000 shares designated Class E Preferred Stock ("Class E Preferred Stock"), of which zero shares are issued and outstanding, and (v) 500,000

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shares designated 13 1/4% Senior Exchangeable Preferred Stock Mandatory
Redeemable 2009 of which 175,402 shares are issued and outstanding, including PIK dividends thereon through August 1, 1999 (the "Exchangeable PIK Preferred Stock") and with the remaining shares of preferred stock left undesignated; and

     (D) Each Stockholder is the registered owner of the respective shares of Common Stock and Preferred Stock set forth opposite its name on Schedule II.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                  I.   ARTICLE

                                    DEFINITIONS

A. CERTAIN DEFINED TERMS. As used herein, the following terms have the following meanings (unless indicated otherwise, all Section and Article references are to Sections and Articles in this Agreement, and all Schedule and Exhibit references are to Schedules and Exhibits to this Agreement):

     "AAA RULES" shall have the meaning set forth in Section 14.9.

     "ADVICE" shall have the meaning set forth in Section 5(d)(xvii).

     "AFFILIATE" shall have the meaning given such term in Rule 501(b) under the Securities Act, provided, that, (i) Logix Communications will not be deemed to be part of the Company or an Affiliate of the Company for purposes of this Agreement, including for purposes of giving rise to Conflicts from and after the Logix Communications, Spin-Off or an initial public offering of Logix Communications stock or tracking stock, and (ii) prior to the Logix Communications Spin-Off or an initial public offering of Logix Communications stock or tracking stock Logix Communications will not be deemed to be part of the Company or an Affiliate of the Company for purposes of giving rise to Conflicts unless the Logix Communications Spin-Off or an initial public offering of Logix Communications stock or tracking stock does not occur by the second anniversary of the Amendment and Restatement Date, in which case, effective as of such second anniversary, this clause (ii) will have no further effect.

     "AFFILIATED SUCCESSOR" shall mean, with respect to any Person, an Affiliate thereof that is a transferee or a successor in interest to any or all of such Person's Company Stock and that is required to become a party to this Agreement in accordance with the terms hereof; PROVIDED, HOWEVER, that, for purposes of Section 4, with respect to any Cash Equity Investor, "Affiliated Successor" shall also include partners, limited partners or members of a Cash Equity Investor that are transferees of Preferred Stock or Common

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Stock pursuant to distributions in accordance with the partnership agreement or operating agreement of such Cash Equity Investor.

     "AMENDMENT AND RESTATEMENT DATE" shall mean September __, 1999.

     "APPRAISAL PROCEDURE" means the following procedure for determining the Market Price, for the purpose of valuing the Logix Communications Common Stock pursuant to Section 6.4 or the Class A Common Stock pursuant to a Conflict Put Notice pursuant to Section 12.2(c), in the event that the shares of Class A Common Stock are not listed or admitted for trading on any national securities exchange and are not quoted on NASDAQ or any similar service:

(1) The Company and the holders of a majority of the outstanding shares of stock being appraised, or any investment bank appointed by them, shall each determine, and attempt to mutually agree upon, the Market Price.

(1) In the event that the parties fail to agree on the Market Price or to mutually agree on an investment bank within 30 days then two independent accounting or investment banking firms of nationally recognized standing (each, an "Appraiser"), one chosen by the Company and one by the holders of a majority of the outstanding shares of stock being appraised, shall each determine and attempt to mutually agree upon, the Market Price. Each party shall deliver a notice to the other appointing its Appraiser within 15 days after the expiration of the 30-day period referred to in the prior sentence. If either the Company or such holders fail to appoint an Appraiser within such 15-day period, the Market Price shall be determined by the Appraiser that has been so appointed.

(1) If within 30 days after appointment of the two Appraisers they are unable to agree upon the Market Price, an independent accounting or investment banking firm of nationally recognized standing shall within 10 days thereafter be chosen to serve as a third Appraiser by the mutual consent of such first two Appraisers. The determination of the Market Price by the third Appraiser so appointed and chosen shall be made within 30 days after the selection of such third Appraiser.

(1) If three Appraisers shall be appointed and the determination of one Appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such Appraiser shall be excluded, the remaining two determinations shall be averaged, and such average shall be binding and conclusive on the Company and such holders; otherwise the average of all three determinations shall be binding and conclusive on the Company and such holders.

(1) In connection with any appraisal conducted pursuant to this Appraisal Procedure, the Appraisers shall adhere to the guidelines provided in the definition of "Market Price" set forth below, including the proviso thereto.

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(1)                 The fees and expenses of each Appraiser shall be borne
one-half by the Company and one-half by such holders.

     "ARBITRATION NOTICE" shall have the meaning set forth in Section 14.9.

     "AT&T" shall mean AT&T Wireless Services, Inc., a Delaware corporation.

     "AT&T COMPANY STOCK" shall have the meaning set forth in Section 14.1.

     "AT&T COMPETITIVE CONFLICT" shall mean that the aggregate number of POPs in the AT&T Overlap Territory exceeds the lesser of 2,000,000 or 10% of all POPs in the Company Territory, after giving effect to the particular acquisition or transaction giving rise to such Conflict.

     "AT&T OVERLAP TERRITORY" shall mean any AT&T Territory (excluding AT&T Territory as of the Amendment and Restatement Date) that also constitutes Company Territory as of the date AT&T or an Affiliate of AT&T (i) commences Offering CMRS Service in such Company Territory or (ii) enters into a binding agreement to acquire, manage or control a Person that is Offering CMRS Service in such Company Territory.

     "AT&T REGULATORY CONFLICT" shall mean a Regulatory Conflict that arises solely as a result of actions taken or activities commenced by AT&T and its Affiliates after the Amendment and Restatement Date.

     "AT&T TERRITORY" shall mean, as of any date, any geographic area in which AT&T or any Affiliate of AT&T is Offering CMRS Service, together with any geographic area in which any other Person is Offering CMRS Service if, as of the applicable date, AT&T or an Affiliate of AT&T has entered into a binding agreement to acquire, manage or control such Person or such Person's business of Offering CMRS Service in such area.

     "AVAILABLE CASH" shall have the meaning given to such term in the Subordinated Put Note.

     "BENEFICIALLY OWN" shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

     "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as duly constituted in accordance with this Agreement, or any committee thereof duly constituted in accordance with this Agreement, the by-laws and applicable law and duly authorized to make the relevant determination or take the relevant action. To the extent that the Board of Directors (or any committee thereof) is required under this Agreement to authorize or approve, or make a determination in respect of a transaction between the Company, on the one hand, and a Stockholder, and/or a Stockholder's Affiliates, on the other hand, the

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Board of Directors shall be deemed to exclude such Stockholder, any of its
Affiliates, and any of the directors, officers, employees, agents or representatives of such Stockholder and/or its Affiliates, who are members of the Board of Directors.

     "BTA" shall mean a geographic area established by the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd Edition, as modified by the FCC to form the initial geographic area of license for the C, D, E and F blocks of broadband PCS spectrum as defined in Section 24.202 of the FCC's rules.

     "CALL NOTICE" shall have the meaning set forth in Section 13.2.

     "CASH EQUITY INVESTORS" shall have the meaning set forth in the preamble.

     "CELLULAR SYSTEM" shall mean a mobile communication system constructed and operated in a MSA or a RSA (or any successor territorial designations or subdivision thereof authorized by the FCC) exclusively using frequencies in the 800 MHz band, or portions thereof, pursuant to a License therefor issued by the FCC.

     "CELLULAR TERRITORY" shall mean the cellular geographic service area in an MSA or RSA in which the Company or its Subsidiaries has been granted a licence to operate a Cellular System by the FCC.

     "CERTIFICATES OF DESIGNATION" shall mean collectively the Certificates of Designation of the Company in respect of each class of Preferred Stock, substantially in the forms of Exhibits B-1 through B-3 hereto.

     "CHANGE OF CONTROL" shall mean (i) prior to an IPO, any transaction as a result of which Everett Dobson and his Affiliates, directly or indirectly, cease to control 50.1% of the Company's Voting Securities, (ii) following an IPO, any transaction as a result of which Everett Dobson and his Affiliates, directly or indirectly, cease to control 35% of the Company's Voting Securities, or (iii) the sale of all or substantially all of the Company's stock, business or assets (including through a merger or otherwise), PROVIDED, HOWEVER, that a Change of Control will not be deemed to occur in connection with and solely as a result of (x) the sale or redemption by the Dobson Partnership of up to $25.0 million in aggregate principal amount of capital stock of the Company, together with any accrued and unpaid dividends thereon, in one transaction or a series of transactions in accordance with
Section 4.2(e), (y) an IPO, and (z) the Logix Communications Spin-Off.

     "CHANGE OF LAW" shall mean a change in a Law applicable to the Company, AT&T and/or any of their respective Affiliates or their respective businesses, properties or assets which is adopted or occurs after the Amendment and Restatement Date.

     "CLASS A COMMON STOCK" shall have the meaning given such term in recital
(C) hereto.

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     "CLASS A PREFERRED STOCK" shall have the meaning set forth in recital
(C) hereto.

     "CLASS B COMMON STOCK" shall have the meaning given such term in recital
(C) hereto.

     "CLASS B PREFERRED STOCK" shall mean the Class B Convertible Preferred Stock of the Company, which has been redeemed as of the date of this Agreement.

     "CLASS C COMMON STOCK" shall have the meaning set forth in recital (C) hereto, which is designed to track the financial performance of the Wireless Subsidiaries.

     "CLASS C PREFERRED STOCK" shall mean the Class C 8% Cumulative, Non-Voting, Non-Convertible, Preferred Stock of the Company, which has been redeemed as of the date of this Agreement.

     "CLASS D PREFERRED STOCK" shall have the meaning set forth in recital
(C) hereto.

     "CLASS E PREFERRED STOCK" shall have the meaning set forth in recital
(C) hereto.

     "CLAWBACK EXERCISE PRICE" shall have the meaning given such term in
Article 11.

     "CLOSING PRICE" shall mean, with respect to each share of any class or series of capital stock for any day, (i) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which such class or series of capital stock is listed or admitted for trading or (ii) if such class or series of capital stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such class or series of capital stock, in either case as reported on NASDAQ or a similar service if NASDAQ is no longer reporting such information.

     "CMRS" shall mean a Commercial Mobile Radio Service regulated under Part 20 of the FCC rules as of the date of this Agreement.

     "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "COMMON STOCK" shall collectively mean the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

     "COMPANY" shall have the meaning set forth in the preamble.

     "COMPANY STOCK" shall mean the Preferred Stock and the Common Stock.

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     "COMPANY COMPETITIVE CONFLICT" shall mean that the aggregate number of
POPs in the Company Overlap Territory exceeds the lesser of 2,000,000 or 10% of all POPs in the Company Territory, after giving effect to the particular acquisition or transaction giving rise to such Conflict.

     "COMPANY OVERLAP TERRITORY" shall mean any Company Territory (other than Company Territory as of the Amendment and Restatement Date) that constitutes AT&T Territory as of the date the Company or an Affiliate of the Company (i) commences Offering CMRS Service in such AT&T Territory or (ii) enters into a binding agreement to acquire, manage or control a Person that is Offering CMRS Service in such AT&T Territory.

     "COMPANY REGULATORY CONFLICT" shall mean a Regulatory Conflict that arises solely as a result of actions taken or activities commenced by the Company and its Affiliates after the Amendment and Restatement Date.

     "COMPANY TERRITORY" shall mean, as of any date, any geographic area in which the Company or any Affiliate of the Company is Offering CMRS Service, together with any geographic area in which any other Person is Offering CMRS Service if, as of the applicable date, the Company or an Affiliate of the Company has entered into a binding agreement to acquire, manage or control such Person or such Person's business of Offering CMRS Service in such area.

     "CONFIDENTIAL INFORMATION" shall have the meaning assigned to such term in Section 6.3(a).

     "CONFLICT" shall mean an AT&T Competitive Conflict, a Company Competitive Conflict or a Regulatory Conflict.

     "CONFLICT NON-VOTING NOTICE" shall have the meaning set forth in Section 12.2(b).

     "CONFLICT NOTICE" shall have the meaning set forth in Section 12.2(a).

     "CONFLICT PUT NOTICE" shall have the meaning set forth in Section 12.2(b).

     "CONSOLIDATED LEVERAGE RATIO" shall be calculated in accordance with the Senior Notes Indenture regardless of whether or not the Senior Notes Indenture is still in effect.

     "CREDIT AGREEMENTS" shall mean (i) the Credit Agreement, dated as of March 25, 1998, among First Union National Bank (as successor by merger to CoreStates Bank, N.A.) as Administrative Agent, Dobson Operating Company, as Borrower, the Company, as Guarantor, and the Company Subsidiaries party thereto, as amended on December 23, 1998, (ii) the Revolving Credit Agreement, dated as of March 25, 1998, among Dobson Cellular Operations Company as Borrower, and NationsBank, N.A. (as successor by merger to NationsBank of Texas, N.A.), as Administrative Agent, (iii) the 364-Day

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Revolving Credit and Term Loan Agreement, dated as of March 25, 1998, between
Dobson Cellular Operations Company, as Borrower, and NationsBank, N.A. (as successor by merger to NationsBank of Texas, N.A.), as Administrative Agent,
(iv) the Credit Agreement, dated December 23, 1998, between Sygnet Wireless, Inc., (as successor by merger to Dobson/Sygnet Operating Company), as Borrower and NationsBank N.A., as Administrative Agent and (v) the Term Loan Agreement, dated as of December 23, 1998, among Dobson Tower Company and NationsBank, N.A.

     "CREDIT DOCUMENTS" shall mean, collectively, the Credit Agreements and all documents and instruments evidencing or securing or guarantying indebtedness thereunder.

     "DISPUTE" shall have the meaning set forth in Section 14.9.

     "DOBSON PARTNERSHIP" shall mean Dobson CC Limited Partnership, an Oklahoma limited partnership.

     "DOBSON/SYGNET" shall mean Dobson/Sygnet Communications Company, an Oklahoma corporation.

     "DOBSON/SYGNET NOTE DOCUMENTS" shall mean, collectively, the Dobson/Sygnet Note Indenture, the Dobson/Sygnet Note Purchase Agreement, the Dobson/Sygnet Notes and the Dobson/Sygnet Note Registration Rights Agreement.

     "DOBSON/SYGNET NOTE INDENTURE" shall mean the Indenture, dated December 23, 1998, among Dobson/Sygnet and United States Trust Company of New York, as trustee thereunder, in respect of the Dobson/Sygnet Notes.

     "DOBSON/SYGNET NOTE PURCHASE AGREEMENT" shall mean the Purchase Agreement, dated as of December 16, 1998, among Dobson/Sygnet and NationsBanc Montgomery Securities LLC.

     "DOBSON/SYGNET NOTE REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated December 23, 1998, among Dobson/Sygnet and NationsBanc Montgomery Securities LLC.

     "DOBSON/SYGNET NOTES" shall mean the $200 million in aggregate principal amount of 12 1/4% Senior Notes due 2008 issued by Dobson/Sygnet pursuant to the Dobson/Sygnet Note Indenture.

     "EQUITY SECURITIES" shall mean, with respect to any Person, any shares of stock of, or partnership interest or other ownership or beneficial interest in, such Person, in each case outstanding at any time.

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     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" means any trade or business, whether or not incorporated, that, together with the Company, would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCHANGEABLE PIK PREFERRED STOCK" shall have the meaning set forth in recital (C) hereto.

     "FCC" shall mean the Federal Communications Commission or similar regulatory authority established in replacement thereof.

     "FCC CONFLICT" shall mean any of the following: (i) the FCC Order being withdrawn, reversed, superseded or otherwise ceasing to be in full force and effect, including without limitation as a result of a Change of Law or an application of existing law, or (ii) the commencement of the 90-day cure period (as such period may be modified) set forth in the FCC Order.

     "FCC CONFLICT NOTICE" has the meaning set forth in Section 14.1(a).

     "FCC CONFLICT PUT NOTICE" shall have the meaning set forth in Section
14.1.

     "FCC ORDER" shall mean the waiver of 47 CFR Section 22.942 granted to the Company and AT&T by the Chief of the Commercial Wireless Division, Wireless Telecommunications Bureau, DA 99-1475 (released July 29, 1999).

     "FCC PUT" shall have the meaning set forth in Section 14.1.
"FINANCING AGREEMENTS" shall mean, collectively, the Senior Note Documents, the Dobson/Sygnet Notes Documents, the Credit Documents, the Senior PIK Preferred Stock Certificate of Designation, the Exchangeable PIK Preferred Stock Certificate of Designation, the Investment and Transaction Agreement and, as appropriate, all documents, instruments and agreements evidencing or securing the foregoing and any amendments or refinancings permitted by
Section 12.6. This definition shall not be construed in accordance with the final sentence of Section 1.2.

     "FLEET BUYOUT STOCK" shall mean collectively the 17,412 shares of Class A Common Stock purchased by JWC, the 22,459 shares of Class A Common Stock purchased by the Company, the 17,412 shares of Class A Common Stock purchased by the Dobson Partnership and the 20,886 shares of Class A Common Stock purchased by Dobson Operating Company directly, in each case from Fleet Equity on December 23, 1998 pursuant to the terms of the Stock Purchase Agreement among Fleet Equity and each such purchaser.

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     "FLEET EQUITY" shall mean collectively Fleet Venture Resources, Inc.,
Fleet Equity Partners VI, L.P. and Kennedy Plaza Partners together with their respective Affiliates.

     "FORMER SHAREHOLDERS' AGREEMENT" shall mean the Shareholders' Agreement of the Company, dated as of February 26, 1996, among the Company and the shareholders named therein, and which has been terminated, effective as of December 23, 1998.

     "FULLY DILUTED BASIS" shall mean with respect to any Equity Securities issued by any Person, without duplication, (a) all shares or units of, or interests in, such Equity Securities outstanding at the time of determination, and (b) all convertible securities, or other rights to acquire such Equity Securities, whether or not exercisable or convertible at the time of such determination.

     "GAAP" means U.S. generally accepted accounting principles, consistently applied.

     "GOVERNMENTAL AUTHORITY" shall mean a Federal, state or local court, legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

     "GUARANTEED PENSION PLAN" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     "INDEBTEDNESS" means any indebtedness (including, without limitation, Senior Indebtedness), whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), and any financial hedging obligations, if and to the extent such indebtedness (other than a financial hedging obligation) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles, other than a trade payable or accrued expense, and also includes, the guarantee of items that would be included within this definition.

     "INDEMNIFIED PARTY" shall have the meaning set forth in Section 5(e)(v).

     "INDEMNIFIED STOCKHOLDER" shall have the meaning set forth in Section 5(e)(i).

     "INDEMNIFYING PARTY" shall have the meaning set forth in Section 5(e)(v).

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     "INVESTMENT AND TRANSACTION AGREEMENT" shall mean the Investment and
Transaction Agreement, dated as of December 23, 1998, among the Company and the Purchasers named therein, as amended by this Agreement.

     "IPO" shall mean an initial public offering of Class A Common Stock pursuant to an effective Registration Statement under the Securities Act, the aggregate gross proceeds from such public offering equals or exceeds $50.0 million (or, where the context expressly provides otherwise in this Agreement, such other amount as is expressly stated).

     "IPO DATE" shall mean the first date on which an IPO occurs.

     "JWC" AND "JWC GROUP STOCKHOLDERS" each mean J.W. Childs Equity Partners II, L.P., a Delaware limited partnership, and its affiliated funds and co-investors listed on Schedule I hereto.

     "JWC COMMON STOCK" shall mean the 17,412 shares of Class A Common Stock purchased by JWC from Fleet Equity pursuant to the Fleet Purchase Agreement, dated December 23, 1998, among Fleet Equity and the purchasers named therein. The term JWC Common Stock, for purposes of this Agreement, shall include the shares of Class A Common Stock purchased by AT&T from JWC pursuant to the Stock Purchase Agreement.

     "JWC SELLDOWN" shall mean the sale by JWC of up to $33.3 million of its initial investment in Company Stock including, without limitation, Company Stock sold to AT&T, pursuant to the Stock Purchase Agreement and Section 5.14 of the Investment and Transaction Agreement.

     "LAW" shall mean applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

     "LICENSE" shall mean a license, permit, certificate of authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

     "LIENS" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein or encumbrance of any nature whatsoever in respect of such asset.

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     "LIQUIDATION PREFERENCE" shall mean, with respect to each share of
Preferred Stock, the liquidation preference therefore, calculated in accordance with the Certificate of Designation for the relevant class of Preferred Stock.

     "LIQUIDITY EVENT" shall mean any of the following events, the occurrence of the IPO Date, the sale of all or substantially all of the Company Stock or the Company's business and assets (including through a merger or otherwise), the substantial recapitalization of the Company or any other event which provides substantial financial liquidity to the Company's Stockholders in respect of their investment in the Company.

     "LOGIX COMMUNICATIONS" shall mean Logix Communications Enterprises, Inc. an Oklahoma corporation.

     "LOGIX COMMUNICATIONS COMMON STOCK" shall mean Common Stock, par value $1.00 per share, of Logix Communications.

     "LOGIX COMMUNICATIONS 1998 STOCK OPTION PLAN" shall mean the Logix Communications 1998 Stock Option Plan.

     "LOGIX COMMUNICATIONS SPIN-OFF" shall mean the consummation of the proposed spin-off by the Company of the business of Logix Communications.

     "MAJOR TELECOM COMPETITOR" shall mean any of (i) MCI/Worldcom Corp., Sprint Corporation, Bell Atlantic Corporation, GTE Corporation, LCI International Inc., British Telecommunications plc, Cable & Wireless plc, Deutsche Telecom, Telecom Italia SpA, France Telecom, Stentor companies, Omnipoint Corporation, AirTouch Communications, Inc., and Telecommunicaciones de Mexico or (ii) any other Person that derives over $2 billion of revenue per annum (based on the most recently available data for the immediately preceding year) from the provision or sale of telecommunications services, as of the date of measurement.

     "MARKET PRICE" shall mean, with respect to each share of any class or series of capital stock for any day, (i) the average of the daily Closing Prices for the ten consecutive trading days commencing 15 days before the day in question or (ii) if on such date the shares of such class or series of capital stock are not listed or admitted for trading on any national securities exchange and are not quoted on NASDAQ or any similar service, the cash amount that a willing buyer would pay a willing seller (neither acting under compulsion) in an arm's-length transaction without time constraints per share of such class or series of capital stock as of such date, viewing the Company on a going concern basis, determined in accordance with the Appraisal Procedure; PROVIDED that, in determining such cash amount, the following shall be ignored: (i) any contract or legal limitation in respect of the stock, including transfer, voting and other rights, (ii) the "minority interest" or "control" status of the stock, (iii) any illiquidity arising by contract in respect of the stock and any voting rights or control rights amongst the stockholders, and (iv) any other contract rights or restrictions, including those set forth herein.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect in the business, assets, properties (tangible and intangible), operations, condition (financial or otherwise), liabilities or prospects of the Company and the Subsidiaries, taken as a whole, whether or not in the ordinary course of business, whether separately or in the aggregate with other occurrences or developments, and whether insured against or not or any event, circumstances or conditions which reasonably may have such a material adverse effect.

     "MSA" means a Metropolitan Statistical Area, comprised of one or more counties in the Unites States, as listed in Public Notice Report No. CL-92-40, "Common Carrier Public Mobile Services Information, Cellular MSA/RSA Markets and Counties," dated January 24, 1992. DA 92-109.

     "MTA" shall mean a geographic area established by the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd Edition, as modified by the FCC to form the initial geographic area of license for the A and B blocks of broadband PCS spectrum as defined in Section 24.202 of the FCC's rules.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ" shall mean the National Association of Securities Dealers' Automated Quotation System.

     "NEW COMPANY STOCK OPTION PLAN" shall mean the Dobson Communications Corporation 1996 Stock Option Plan, adopted on February 6, 1997, as amended by Amendment No. 1 thereto, dated December 21, 1998.

     "NEW SECURITIES" shall have the meaning set forth in Section 4.7(b).

     "OFFERING CMRS SERVICES" means the offering of CMRS Services to the public utilizing radio facilities licensed to the offeror by the FCC OR in which the offeror is advertising the availability of, and directly or through franchise arrangements operating, retail outlets for the offering of the offeror's or its Affiliate's CMRS Services.

     "OVERLAP TERRITORY" shall mean the aggregate of AT&T Overlap Territory and Company Overlap Territory.

     "PCS SYSTEM" shall mean a mobile communication system constructed and operated in a BTA or a MTA (or any successor territorial designations or subdivision thereof authorized by the FCC) exclusively using the 1850 MHZ to 1910 MHZ and 1930 MHZ to 1990 MHZ frequencies, or portions thereof, pursuant to a License therefor issued by the FCC.

     "PCS TERRITORY" shall mean an MTA or BTA in which the Company or any of its Subsidiaries has been granted a license to operate a PCS System by the FCC.

     "PERSON" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust or other legal entity.

     "POPS" shall mean, with respect to any distinct geographic area, the residents of such area based on the most recent publication by Equifax Marketing Decision Systems, Inc.

     "PREFERRED STOCK" shall mean collectively, the Senior PIK Preferred Stock, the Exchangeable PIK Preferred Stock, the Class A Preferred Stock, the Class D Preferred Stock and the Class E Preferred Stock.

     "PREFERRED STOCK PUT RIGHT" shall have the meaning given such term in
Section 12.1.

     "PROHIBITED TRANSFEREE" shall mean any Person (other than AT&T and its Affiliates) that is one of the five largest providers of wireless telecommunications services (based on revenue derived from the provision of such wireless telecommunications services during the most recent fiscal year for which such information is available) in any PCS Territory or Cellular Territory or any entity which is controlled by any such Person; or a Person (other than the Company and AT&T and its Affiliates) who derives a material portion of its business by providing wireless telecommunications services in any PCS Territory or Cellular Territory.

     "PROSPECTUS" shall have the meaning set forth in Section 5(d)(i).

     "PUT RIGHT" shall mean a Preferred Stock Put Right or the right of AT&T to require the Company to repurchase Company Stock held by it pursuant to
Section 12.2(c), as the context requires.

     "QUALIFIED HOLDER" shall mean any Stockholder or group of Stockholders that Beneficially Owns shares of Common Stock reasonably expected to, upon sale, result in aggregate gross proceeds of at least $50.0 million.

     "REGISTRABLE SECURITIES" shall mean (a) the Common Stock now owned or hereafter acquired by any Stockholder or issuable upon conversion of any Equity Security or exchange of Common Stock, and (b) all Common Stock issued or issuable upon conversion, exchange or exercise of any Equity Security which is issued pursuant to a stock split, stock dividend or other similar distribution or event with respect to Common Stock but with respect to any Common Stock, only until such time as such Common Stock (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force), (iii) shall otherwise have been transferred, a new certificate evidencing such Common Stock without a legend restricting further transfer shall have been delivered by the Company, and subsequent public distribution of such Common Stock shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect, or (iv) shall have ceased to be issued and outstanding.

     "REGISTRATION" shall have the meaning set forth in Section 5(d).

     "REGISTRATION EXPENSES" shall have the meaning set forth in Section 5(g).

     "REGISTRATION STATEMENT" shall have the meaning set forth in Section
5(d)(i).

     "REGULATORY CONFLICT" shall mean the existence or occurrence of any of the following conditions: (a) either AT&T or the Company or any of their respective Affiliates own an attributable interest in both Cellular Systems authorized to serve a Cellular Territory which violates any FCC rule or regulation prohibiting such overlapping interests; OR (b) either AT&T, the Company or any of their respective Affiliates holds an attributable interest in more licensed broadband PCS, cellular, and SMR spectrum regulated as CMRS than is permitted under any FCC spectrum cap regulation prohibiting such interest; OR (c) either AT&T or the Company or any of their respective Affiliates holds any other attributable interest or interests which violates any rule or regulation of the FCC, for example, prohibitions on the ownership of certain interests in the telephone company and cable television company serving the same market; provided, that, in any case, a Regulatory Conflict will not be deemed to exist if such Regulatory Conflict would not exist but for a Change of Law.

     "RELATED AGREEMENTS" shall mean the Investment and Transaction Agreement, the Stock Purchase Agreement, the Certificates of Designation for each of the Class D Preferred Stock, the Class E Preferred Stock, the New Company Stock Option Plan, and the Logix Communications 1998 Stock Option Plan and the Investor Questionnaires.

     "RELEVANT PERCENTAGE INTEREST" shall have the meaning given such term in
Section 3.4.

     "REPRESENTATIVES" shall have the meaning set forth in Section 6.3(a).

     "RESTATED BY-LAWS" shall mean the Amended and Restated By-Laws of the Company in the form of Exhibit C.

     "RESTATED CERTIFICATE" shall mean the Amended and Restated Certificate of Incorporation of the Company, in the form of Exhibit A.

     "RSA" means a Rural Statistical Area, comprised of one or more counties in the United States, as listed in Public Notice Report No. CL-92-40, "Common Carrier Public Mobile Services Information, Cellular MSA/RSA Markets and Counties," dated January 24, 1992, DA 92-109.

     "RULE 144" shall mean Rule 144 promulgated under the Securities Act (or any similar rule as may be in effect from time to time).

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SELLING STOCKHOLDER" shall have the meaning set forth in Section 4.2(a).

     "SENIOR INDEBTEDNESS" shall mean the principal, interest on, premium, if any, fees (including, without limitation, any attorneys', commitment, agency, facility, structuring, restructuring or other fee), costs, expenses, indemnities, and other amounts due on or in connection with the Financing Agreements and any refinancings or replacements of the foregoing prior to the date of issuance of any Subordinated Put Note, in accordance with Section
12.6 hereof or from the date of issuance of any Subordinated Put Note, in accordance with the terms of such Subordinated Put Note, in each case whether or not with new lenders, now or hereafter incurred, any documents executed under or in connection therewith, and any amendments, modifications, deferrals, renewals of the Financing Agreements prior to the date of issuance of any Subordinated Put Note, in accordance with Section 12.6, or from the date of issuance of any Subordinated Put Note, in accordance with the terms of such Subordinated Put Note, any amounts owed in respect of any Indebtedness incurred in refinancing, replacing or refunding the foregoing prior to the date of issuance of any Subordinated Put Note, in accordance with Section 12.6 or from the date of issuance of any Subordinated Put Note, in accordance with the terms of such Subordinated Put Note, in each case whether or not with new lenders, unless the terms of such Indebtedness expressly provide that such Indebtedness is not Senior Indebtedness with respect to any Subordinated Put Note.

     "SENIOR NOTE DOCUMENTS" shall mean, collectively, the Senior Note Indenture, the Senior Notes and the Senior Notes Escrow and Security Agreement.

     "SENIOR NOTE INDENTURE" shall mean the Indenture, dated as of February 28, 1997, among the Company and United States Trust Company of New York, as Trustee thereunder, in respect of the Senior Notes.

     "SENIOR NOTES" shall mean the 11 3/4% Senior Notes due 2007 issued by the Company pursuant to the Senior Note Indenture.

     "SENIOR NOTES ESCROW AND SECURITY AGREEMENT" shall mean the Escrow and Security Agreement, dated February 28, 1997, among, the Company and the placement agents, party thereto, and United States Trust Company of New York, as Trustee thereunder.

     "SENIOR PIK PREFERRED STOCK" shall have the meaning set forth in recital
(C) hereto.

     "SENIOR PIK PREFERRED STOCK CERTIFICATE OF DESIGNATION" shall mean the Certificate of Designation in respect of the Senior PIK Preferred Stock.

     "STOCKHOLDER" shall have the meaning set forth in the preamble.

     "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of April 13, 1999, among the Company, JWC and AT&T.

     "SUBORDINATED PUT NOTE" shall mean any Negotiable Junior Subordinated Unsecured Note of the Company, substantially in the form of Exhibit D, issued in accordance with the terms of this Agreement in connection with the exercise of Put Rights.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

     "SYGNET ACQUISITION" shall mean the acquisition by the Company's wholly owned subsidiary, Dobson/Sygnet, of all of the outstanding capital stock of Sygnet Wireless, Inc., an Ohio corporation, pursuant to the Sygnet Merger Agreement dated July 28, 1998, as amended, between Dobson/Sygnet Operating Company and Sygnet Wireless, Inc.

     "SYGNET MERGER AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of July 28, 1998, between Dobson/Sygnet Operating Company and Sygnet Wireless, Inc.

     "TAG-ALONG EVENT" shall have the meaning set forth in Section 4.2(a).

     "TAG-ALONG EVENT PURCHASER" shall have the meaning set forth in Section 4.2(a).

     "TAG-ALONG NOTICE" shall have the meaning set forth in Section 4.2(a).

     "TAG-ALONG STOCK" shall have the meaning set forth in Section 4.2(a).

     "TAXES" means with respect to any Person a net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any jurisdiction or other taxing authority (domestic or foreign) on such Person.

     "TERRITORY" shall mean, collectively, all of the PCS Territories and all of the Cellular Territories.

     "TRANSFER" shall have the meaning set forth in Section 4.1(a).

     "VOTING SECURITIES" shall mean equity securities of a Person having the right to vote generally in the election of the directors of such Person.

     "WIRELESS SUBSIDIARIES" shall mean collectively DCC PCS Inc., Western Financial Services, Inc., Dobson Cellular Operations Company, DOC Cellular Subsidiary Company, Dobson Tower Company, Dobson/Sygnet Communications Company and their respective Subsidiaries and Dobson Operating Company.

A. OTHER DEFINITIONAL PROVISIONS. Each definition or pronoun herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the context requires. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires. References to a document or agreement shall be to such document or agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                               I.   ARTICLE

                             STOCKHOLDER APPROVAL

A. ORGANIZATIONAL DOCUMENTS. The Stockholders consent to the amendment of the By-Laws and their replacement by the Restated By-Laws and adopt and approve the Restated By-Laws.

A.             APPROVAL OF STOCK OPTION PLANS.   The Stockholders approve and
adopt the New Company Stock Option Plan and the Logix Communications 1998 Stock Option Plan and consent to the issuance of stock options and common stock in accordance with the terms thereof and to the consummation of the other transactions contemplated thereby.

A.             LOGIX COMMUNICATIONS SPIN-OFF.   The Stockholders hereby
approve and consent to the consummation of the Logix Communications Spin-Off provided that such Logix Communications Spin-Off occurs within 12 months of the receipt by the Company of (A) either (i) a private letter ruling by the Internal Revenue Service with respect to the Logix Communications Spin-Off under the currently pending application therefor by the Company or (ii) an opinion from a nationally recognized law firm or accounting firm, acceptable in form and substance to the Board of Directors, that the Logix Communications Spin-Off will not result in the recognition of income, gain or loss for the Company or its Stockholders for US federal tax purposes and (B) all necessary creditor, noteholder and other third party approvals, consents and waivers shall have been obtained or waived. In addition, if the alternative referred to in
(A)(ii) above is pursued, the Company will, as a pre-condition of the Logix Communications Spin-Off, obtain insurance coverage in respect of any tax-related risks or liabilities arising if the Logix Communications Spin-Off is a taxable event for the Company and/or its stockholders, and such insurance policy, including its terms and coverage, will be approved by the Board of Directors of the Company. The Stockholders acknowledge that the holders of Class D Preferred Stock will participate in the Logix Communications Spin-Off on a pro rata basis according to their percentage ownership of Common Stock on a Fully Diluted Basis at the time of the Logix Communications Spin-Off (assuming for this purpose that all options issued under the Logix Communications 1998 Stock Option Plan have been exercised). The JWC Common Stock shall participate in the Logix Communications Spin-Off on the same terms as all other shares of Class A Common Stock.

                                  I.   ARTICLE

                             MANAGEMENT OF THE COMPANY

a)             BOARD OF DIRECTORS.    The Board of Directors shall, subject
to the other provisions hereof, consist of seven (7) directors; PROVIDED, HOWEVER, that the number of directors constituting the Board of Directors shall be reduced in the circumstances set forth in this Section 3.1. Each of the Stockholders hereby agrees that it will vote all of the shares of its Common Stock and Preferred Stock (to the extent entitled to vote) owned or held of record by it (whether now owned or hereafter acquired), in person or by proxy, to cause the election of directors and thereafter the continuation in office of such directors as follows:

(1) one director selected by JWC, in its sole discretion, so long as it Beneficially Owns at least 35% of the Class D Preferred Stock (or the Class A Common Stock or Class E Preferred Stock acquired upon conversion thereof) it holds as of the Amendment and Restatement Date;

(1) one director selected by AT&T, in its sole discretion, so long as it Beneficially Owns at least 50% of the Class D Preferred Stock (or the Class A Common Stock or Class E Preferred Stock acquired upon conversion thereof) it holds as of the Amendment and Restatement Date, subject to section 3.1(b);

(1) four directors selected by the Dobson Partnership, in its sole discretion; and

(1) one director jointly selected by JWC, AT&T (in the event its designee is a member of the current Board of Directors) and the Dobson Partnership, subject to Section 3.1(b). In the event that AT&T shall have relinquished, and shall continue to relinquish, its right to designate a director under Section 3.1(a)(ii) in accordance with Section 3.1(b), then the director jointly selected by JWC and the Dobson Partnership pursuant to this
Section 3.1(a)(iv) shall be reasonably acceptable to AT&T, which consent shall not be unreasonably withheld.

          Each of JWC and AT&T (in the event its designee is a member of the current Board of Directors) shall have the right to, so long as they hold their respective Relevant Percentage Interest, designate one director for the Board of Directors of each Subsidiary of the Company.

          If, for any reason, any director to be designated pursuant to clause (iv) hereof is not designated within 45 days of the time when such designation right arises, then (x) such director will be jointly selected by JWC and AT&T (in the event its designee is a member of the current Board of Directors), and (y) if any such director is not designated pursuant to clause
(x) within 90 days of such time, then such director will be selected by the Dobson Partnership. In the event that any Class D Preferred Stock is converted into Class A Common Stock and Class E Preferred Stock in accordance with the terms thereof, the rights of the holders of such Preferred Stock to vote to appoint directors in accordance with the terms hereof shall survive such conversion.

          Any nomination or designation of directors and the acceptance thereof pursuant to Section 3.1 shall be evidenced in writing.

a) If, for any reason, AT&T's director selected pursuant to clause (a)(ii) above resigns or AT&T determines that it no longer desires to have director designation rights, including as a result of a Conflict and the related provisions herein, then AT&T may, at its option, relinquish such director designation rights, in which case, an additional director will be designated pursuant to Section 3.1(a)(iv) above and AT&T will be entitled to observer rights as provided in Section 3.1(d) below, PROVIDED, that if AT&T subsequently determines to reinstate such director designation rights, it may do so by notifying the parties hereto, in which case, such observer rights will terminate, AT&T's director designation rights in Section 3.1(a)(ii) will be reinstated, and the additional director designated pursuant to this
Section 3.1(b) and 3.1(a)(iv) will concurrently resign or be removed.

a) The Stockholders acknowledge the rights of the holders of Senior PIK Preferred Stock to designate an additional 2 directors and the right of the holders of Exchangeable PIK Preferred Stock to designate an additional 2 directors, in the event that the triggering events described in paragraph (iii) of the Senior PIK Preferred Stock Certificate of Designation and paragraph (iii) of the Sygnet PIK Preferred Stock Certificate of Designation, respectively occur.

a) If AT&T relinquishes its director designation rights pursuant to Section 3.1(b), then AT&T will be entitled to designate an observer in addition to its observer appointed under Section 3.4, who will be entitled to attend all meetings of the Board of Directors and receive the same notice and information provided to members of the Board of Directors. The Company will reimburse the observer appointed pursuant to this Section in connection with such person's role as observer for the reasonable and documented out-of-pocket expenses and costs (including travel expenses), incurred by such observer in connection with the performance of his service as an observer of the Board of Directors.

A. REMOVAL; FILLING OF VACANCIES. Except as set forth in Section 3.1, each Stockholder agrees it will not vote any shares of Company Stock Beneficially Owned by such Stockholder, and shall not permit any Affiliated Successor of such Stockholder holding any Company Stock, to vote for the removal without cause of any director designated by any other Stockholder in accordance with Section 3.1. Any Stockholder or group of Stockholders who has the right to designate any member(s) of the Board of Directors shall have the right to replace any member(s) so designated by it (whether or not such member is removed from the Board of Directors with or without cause or ceases to be a member of the Board of Directors by reason of death, disability or for any other reason) upon written notice to the other Stockholders, the Company and the members of the Board of Directors which notice shall set forth the name of the member(s) being replaced and the name of the new member(s). Each of the Stockholders agrees to vote, and to cause its Affiliated Successors to vote, its shares of Preferred Stock and Common Stock, or shall otherwise take any action as is necessary to cause the election of any successor director designated by any Stockholder pursuant to this Section 3.2.

A. DIRECTORS. In accordance with the Oklahoma General Corporation Law and pursuant to the provisions of Section 3.1 of this Agreement, the Stockholders hereby consent to the election of and do hereby elect in accordance with Section 3.1 hereof the persons designated in Schedule III hereto as directors of the Company. Such persons shall hold office until their successors are duly elected and qualified, except as otherwise provided in this Agreement, the Restated Certificate or the Restated By-Laws.

A. COMPENSATION AND REIMBURSEMENT. The members of the Board of Directors (other than the director selected pursuant to Section 3.1(a)(iv)) shall not be compensated for their services as a director or as a member of any committee of the Board of Directors. For so long as JWC Beneficially Owns at least 35% and AT&T Beneficially Owns at least 50%, respectively, of the number of shares of Class D Preferred Stock (or any Class A Common Stock or Class E Preferred Stock into which it may have been converted) which JWC or AT&T, as the case may be, owns as of the Amendment and Restatement Date (the "Relevant Percentage Interests"), JWC and AT&T shall each have the right to have an observer present at all meetings of the Board of Directors and any committees thereof (in addition to any directors appointed pursuant to Sections 3.1(a)(i) and (ii) above). The Company will reimburse the observers appointed pursuant to this Section and each member of the Board of Directors for the reasonable and documented out-of-pocket expenses and costs (including travel expenses) incurred by such observers or such directors in connection with the performance by each such person of his service as an observer or as a director or as a member of any committee of the Board of Directors.

A. BUSINESS OF THE COMPANY. The business and affairs of the Company shall be conducted by the officers of the Company under the supervision of the Board of Directors. The Board of Directors of the Company shall meet at least once per fiscal quarter. The Board of Directors of Logix Communications shall meet at least once in every two month period.

A. REQUIRED VOTES. All actions of the Board of Directors of the Company shall require the vote of at least a majority of the entire Board of Directors, unless otherwise required by Law, the Restated Certificate, the Restated By-Laws or this Agreement.

A. TRANSACTIONS BETWEEN THE COMPANY AND THE STOCKHOLDERS OR THEIR AFFILIATES. Any transaction or series of transactions outside the ordinary course of business and agreements or transactions entered into from time to time and involving, in any 12-month period, in the aggregate, more than $1.0 million, between the Company or its Subsidiaries, on the one-hand, and its Stockholders or Affiliates, or any of them, on the other hand, must be approved by any two of the directors selected in clauses (i), (ii) and (iv) of Section 3.1(a), PROVIDED that no such approval will be required in connection with (A) this Agreement, the Investment and Transaction Agreement, the New Company Stock Option Plan and the Logix Communications 1998 Stock Option Plan, any Financing Agreement to be entered into simultaneously herewith, (B) the Logix Communications Spin-Off, (C) the Stock Purchase Agreement, (D) the proposed arms-length development and lease by the Company and its Subsidiaries of space in an office building in which the Dobson family has an ownership interest (E) the AT&T Operating Agreement and any other transactions between Dobson and/or its Subsidiaries on the one hand and AT&T and/or its Affiliates on the other; and (F) the put transactions pursuant to Section 14.1 PROVIDED, HOWEVER, that in the event that the director in Section 3.1(a)(iv) above has been selected by the Dobson Partnership without the approval of JWC and AT&T, then the consent of the director designated by JWC in Section 3.1(a)(i) and the director designated by AT&T in Section 3.1(a)(ii) shall be required to approve a transaction of the type described in this Section 3.7.

A. BOARD COMMITTEES. If a committee of the Board of Directors is established, the directors selected pursuant to Section 3.1(a)(i) and (ii) shall each be entitled to be a member of such committee, and if AT&T shall relinquish its director designation rights, AT&T shall be entitled to observer rights in respect of such committee.

A. OTHER ACTIONS. The Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior approval of a majority of directors of the Board of Directors of the Company:
(i) register securities under the Securities Act or grant registration rights; (ii) change the size of the Board of Directors; (iii) change the Company's independent public accountants; (iv) amend this Agreement, subject to Section 14.3; (v) adversely amend or alter any preferences, rights or powers of the Class D Preferred Stock, whether such rights be set forth in the Restated Certificate or Restated Bylaws or in any other agreement; (vi) redeem, repurchase or pay any dividends on any stock that is junior to, or on a parity with, the Class D Preferred Stock, except for repurchases of management, employee or consultant stock or stock options pursuant to contractual rights which do not exceed $500,000 in any fiscal year of the Company or $1,500,000 in the aggregate; (vii) issue or authorize any shares of capital stock of the Company having a preference over, or being on parity with, the Class D Preferred Stock, including the issuance of additional shares of Class D Preferred Stock, subject to Section 6.5, PROVIDED, that the Company may issue and authorize shares of capital stock in connection with
(x) public or private (which provides for registration within one year of issuance)/144A preferred stock financing in connection with future acquisitions and capital projects and the financing thereof, and (y) the Logix Communications Spin-Off; or (viii) merge or consolidate with or into another Person, or sell all or substantially all of its assets or liquidate its assets or business. Nothing in this Section 3.9 is intended to imply that by virtue of the approval of the Board of Directors pursuant to this
Section 3.9 the Company can take any action (including any action requiring separate or additional approval by the Stockholders herein) that it is otherwise prohibited from taking.

                                 I.   ARTICLE

                                TRANSFERS OF SHARES

A.             GENERAL.

a) Each Cash Equity Investor (other than Dobson Partnership) agrees that at all times prior to, the earliest of (A) the IPO Date (B) December 23, 2003 or (C) a Change of Control, it shall not, directly or indirectly, transfer, sell, assign, pledge, or tender or otherwise grant or create a Lien in or upon, give, or otherwise voluntarily or involuntarily (including transfers by testamentary or intestate succession) dispose of by operation of law, offer or otherwise (any such action being referred to herein as a "Transfer") any of the shares of Company Stock Beneficially Owned by such Stockholder as of the date hereof or which may hereafter be acquired by such Stockholder, except that the following Transfers of shares of Preferred Stock and Common Stock by a Cash Equity Investor are permitted:
(i) to an Affiliate or an Affiliated Successor (notwithstanding anything else to the contrary in this Article 4), (ii) to family members and trusts and partnerships which are Affiliates thereof, (iii) to another Stockholder, (iv) in connection with a public sale in accordance with Rule 144, (v) by JWC under the JWC Selldown or the Stock Purchase Agreement, (vi) by AT&T to the Dobson Partnership pursuant to Section 14.1, and (vii) to any other Person after complying with Section 4.2, if applicable, PROVIDED, that in the case of clauses (i), (ii), (iii), (v), and (vii) each such transferee shall execute a counterpart of and become a party to this Agreement and shall agree in a writing in form and substance reasonably satisfactory to the Company to be bound and becomes bound by the terms of this Agreement. Nothing in this Agreement shall prohibit a bona fide pledge of Company Stock by co-investors in the JWC Group (other than JWC) to a bank or financial institution.

a)               Notwithstanding anything to the contrary contained in this
Article 4, JWC Common Stock shall not be subject to Section 4.1, PROVIDED that any transferee of such shares shall execute a counterpart of and become party to this Agreement and shall agree in a writing in form and substance satisfactory to the Company to be bound and becomes bound by the terms of this Agreement. Fleet Buyout Stock shall be subject to the provisions of
Section 4.2 and 4.5 of this Agreement.

A.             TAG-ALONG RIGHTS.

a) Subject to Sections 4.2(e) and 4.3(c), no Stockholder ("Selling Stockholder") shall, directly or indirectly, Transfer, in any single transaction or series or related transactions to one or more Persons who are not Affiliated Successors of such Stockholder (each such Person a "Tag-Along Event Purchaser") shares of Preferred Stock or Common Stock (collectively, "Tag-Along Stock") constituting 5% or more of such Stockholder's total investment in the Company on a Fully Diluted Basis (a "Tag-Along Event"), unless the terms and conditions of such sale to such Tag-Along Event Purchaser shall include an offer to each Stockholder (including the Selling Stockholder) to Transfer to such Tag-Along Event Purchasers up to that number of shares determined as follows:

               (i) subject to Section 4.3(c), each JWC Group Stockholder and AT&T shall have the right to Transfer to such Tag-Along Event Purchaser up to that number of shares of Tag-Along Stock then Beneficially Owned by such JWC Group Stockholder (without duplication) or AT&T, respectively, as are equal in value to (x) the aggregate value of the shares of Tag-Along Stock that such Tag-Along Event Purchaser has offered to purchase (the "Total Tag-Along Value"), times (y) a fraction, the numerator of which is the value of the shares of Class A Common Stock and Class E Preferred Stock (valued at its Liquidation Preference) at that time Beneficially Owned (without duplication) by such JWC Group Stockholder or AT&T, as the case may be, and the denominator of which is the value of all then outstanding Class A Common Stock (the aggregate value of all of the shares of Tag-Along Stock that may be purchased from the JWC Group Stockholders and AT&T is hereinafter referred to as the "JWC/AT&T Group Value", and the Total Tag-Along Value minus the JWC/AT&T Group Value is hereinafter referred to as the "Remaining Value");

               (ii) subject to Section 4.3(c), each Stockholder that is not a JWC Group Stockholder or AT&T (together with the Selling Stockholders, the "Remaining Offerees") shall have the right to Transfer to such Tag-Along Event Purchaser up to that number of shares of Tag-Along Stock then Beneficially Owned by such Remaining Offeree (without duplication) as are equal in value to (x) the Remaining Value, times (y) a fraction, the numerator of which is the value of shares of Class A Common Stock and Class E Preferred Stock (other than such stock held by Dobson Partnership) (valued at its Liquidation Preference) at that time Beneficially Owned (without duplication) by such Remaining Offeree, and the denominator of which is the value of all then outstanding Class A Common Stock.

     If the Selling Stockholders receive a bona fide offer from a Tag-Along Event Purchaser to purchase shares of Tag-Along Stock in circumstances in which would result in a Tag-Along Event, and which offer such Selling Stockholders wish to accept, the Selling Stockholders shall then cause the Tag-Along Event Purchaser's offer to be reduced to writing (which writing shall include an offer to purchase shares of Tag-Along Stock from each Stockholder according to the terms and conditions set forth in this Section 4.2) and the Selling Stockholders shall send written notice of the Tag-Along Event Purchaser's offer (the "Tag-Along Notice") to each Stockholder, which Tag-Along Notice shall specify (i) the names of the Selling Stockholders, (ii) the names and addresses of the proposed acquiring Person, (iii) the amount of shares proposed to be Transferred and the price, form of consideration and other terms and conditions of such Transfer (including, if in a series of related transactions, such information with respect to shares of Tag-Along Stock theretofore Transferred), (iv) that the acquiring Person has been informed of the rights provided for in this Section 4.2 and has agreed to purchase shares of Tag-Along Stock in accordance with the terms hereof, (v) the date by which each other Selling Stockholder may exercise its respective rights contained in this Section 4.2, which date shall not be less than thirty (30) days after the giving of the Tag-Along Notice and (vi) whether the provisions of Section 4.3(c) are applicable to such Tag-Along Event. The Tag-Along Notice shall be accompanied by a true and correct copy of the Tag-Along Event Purchaser's offer. At any time within thirty (30) days after receipt of the Tag-Along Notice, each Stockholder may accept the offer included in the Tag-Along Notice for up to such number of shares of Tag-Along Stock as is determined in accordance with this Section 4.2, by furnishing written notice of such acceptance to each Selling Stockholder, and delivering, to an escrow agent (which shall be a bank or a law or accounting firm designated by the Company), on behalf of the Selling Stockholders, the certificate or certificates representing the shares of Tag-Along Stock to be sold pursuant to such offer by each Stockholder, duly endorsed in blank, together with a limited power-of-attorney authorizing the escrow agent, on behalf of the Stockholder, to sell the shares to be sold pursuant to the terms of such Tag-Along Event Purchaser's offer.

     If any Stockholder desires to sell less than its proportionate amount of shares of Tag-Along Stock that it is entitled to sell pursuant to this
Section 4.2, then each of the other Stockholders shall have the right to sell to the Tag-Along Event Purchaser an additional amount of shares of Tag-Along Stock as shall be calculated in accordance with the allocations and procedures set forth in the immediately preceding paragraph. Such process shall be repeated in series until all of the remaining Stockholders agree to sell their remaining proportionate number of shares of Tag-Along Stock.

     Schedule IV sets forth an illustrative example for this Section 4.2(a), PROVIDED, HOWEVER, that in the event of any conflict between such illustration and this Section 4.2, Section 4.2 shall govern.

a) The purchase from each Tag-Along Event Offeree pursuant to this Section 4.2 shall be on the same terms and conditions, including the price per share received by the Selling Stockholders and stated in the Tag-Along Notice provided to each Stockholder. In the event that the Tag-Along Stock is Common Stock, all Stockholders shall be required, as a condition of participating in such transaction (in cases where the Preferred Stock is convertible into Common Stock), to convert the required amount of its

Preferred Stock into Common Stock and Transfer Common Stock to the Tag-Along Event Purchaser.

a) Simultaneously with the consummation of the sale of the shares of Tag-Along Stock to the Tag-Along Event Purchaser pursuant to the Tag-Along Event Purchaser's offer, the Selling Stockholders shall notify each Stockholder and shall cause the Tag-Along Event Purchaser to remit to each Stockholder the total sales price of the shares of Tag-Along Stock held by each Stockholder sold pursuant thereto and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may be reasonably requested by each Stockholder.

a) If within thirty (30) days after receipt of the Tag-Along Notice, a Stockholder has not accepted the offer contained in the Tag-Along Notice, such Stockholder shall be deemed to have waived any and all rights with respect to the sale described in the Tag-Along Notice (but not with respect to any subsequent sale, to the extent this Section 4.2 is applicable to such subsequent sale) and the Selling Stockholders shall have sixty (60) days from the initial delivery of the last Tag-Along Notice in which to sell not more than the number of shares of Tag-Along Stock described in the Tag-Along Notice, on terms not more favorable to the Selling Stockholders than were set forth in the Tag-Along Notice; PROVIDED, HOWEVER, that if such purchase is subject to the consent of the FCC or any public service or public utilities commission, the purchase of such shares shall be closed on the first business day after all such consents shall have been obtained by Final Order.

a)               Without limiting Section 4.1(a), Section 4.2 will not apply to
(i) Transfers of Company Stock made after the IPO Date in a public offering in accordance with Section 5 or pursuant to Rule 144, (ii) subject to Section 6.12.8, the sale or redemption of up to $25.0 million in aggregate principal amount by the Dobson Partnership of Company Stock, together with any dividends thereon, in one transaction or a series of transactions; (iii) any transfer pursuant to Section 4.1(a)(i), (ii), (iii), (v) or (vi) hereof (and similar Transfers of Fleet Buyout Stock); and (v) transfers by any JWC Group Stockholder or AT&T after the earliest to occur of (A) the IPO Date, (B) December 23, 2003 or (C) a Change of Control.

A.             ADDITIONAL CONDITIONS TO PERMITTED TRANSFERS.

a) As a condition to any Transfer to an Affiliated Successor permitted pursuant to Section 4.1, or any Transfer pursuant to Section 4.2, each transferee that is not a party hereto shall, prior to such Transfer, agree in writing to be bound by all of the provisions of this Agreement applicable to the Stockholders (and shall thereby become a Stockholder for all purposes of this Agreement). Any Transfer without compliance with such provisions of this Agreement shall be null and void and such transferee shall have no rights as a Stockholder of the Company.

a) Notwithstanding anything to the contrary contained in this Agreement (other than the next sentence) each Stockholder agrees that it will not effect a Transfer of shares of Company Stock to a Prohibited Transferee. In the event that the Dobson Partnership Transfers any Preferred Stock or Common Stock to a Prohibited Transferee, JWC and AT&T shall equally be entitled to transfer such securities to such Person pursuant to Section 4.2. It shall be deemed a breach of this Section 4.3(b) by a Stockholder Beneficially Owning more than 10% of the Common Stock outstanding if any Prohibited Transferee shall acquire, directly or indirectly, in a private sale Beneficial Ownership of more than 33% of any class of equity securities or equity interest in, such Stockholder and the Dobson Partnership shall not have Transferred any shares of Company Stock to such Prohibited Transferee.

a) Notwithstanding anything to the contrary contained in this Agreement, the Dobson Partnership shall not, nor shall it permit any of its Affiliates (other than the Company) to, sell any shares of Company Stock to a Major Telecom Competitor, unless such Major Telecom Competitor makes an irrevocable offer to AT&T and its Affiliates to purchase from them, at the same price and otherwise on the same terms and conditions as the sale to such Major Telecom Competitor by the Dobson Partnership or such Affiliate, up to all of the shares of Company Stock Beneficially Owned by AT&T and its Affiliates. At any time within 14 days after receipt by AT&T of the Tag-Along Notice with respect to such sale, AT&T may accept such offer and, to the extent AT&T and its Affiliates elect to accept such offer, concurrently with the consummation of any such sale by the Dobson Partnership or such Affiliate, the sale of all of AT&T's shares of Tag-Along Stock in respect of which it accepted such offer shall be consummated. The provisions of this Section 4.3(c) shall not apply to any transferees or assigns of AT&T.

A. STOP-TRANSFER. The Company agrees not to effect any Transfer of shares of Company Stock by any Stockholder whose proposed Transfer is subject to Section 4.2 until it has received evidence reasonably satisfactory to it that the rights provided to any other Stockholders pursuant to such Section, if applicable to such Transfer, have been complied with and satisfied in all respects. No Transfer of any shares of Preferred Stock and/or Common Stock shall be made except in compliance with all applicable securities laws. Any Transfer made in violation of this Agreement shall be null and void.

A. DRAG ALONG RIGHTS. If at any time the Board of Directors shall approve the sale or exchange (in a business combination or otherwise) by Stockholders of Common Stock and Class D Preferred Stock and Class E Preferred Stock of the Company in a bona fide arm's-length transaction to a third party pursuant to an agreement that (i) treats equally, on an "as-if-converted basis," the value of all holders of Common Stock, Class D Preferred Stock and Class E Preferred Stock, except as provided in the Restated Certificate of Incorporation, (ii) is approved by the Board of Directors as fair to all Stockholders, and (iii) which shall have been approved by Stockholders holding 50.1% of the outstanding Common Stock of the Company on an as-if-converted basis, then, upon the written request of the Company, each Stockholder shall be obligated to, and shall, if so requested by such third party, (a) sell, transfer and deliver or cause to be sold, transferred and delivered to such third party, shares of Common Stock and Preferred Stock owned by such Stockholder, and (b) if Stockholder approval of the transaction is required, vote his, her or its shares of Company Stock in favor thereof. Notwithstanding the previous sentence, a Cash Equity Investor may not be obligated to sell any shares of Class D Preferred Stock or Class E Preferred Stock unless it receives as consideration for such shares at least their Liquidation Preference and it may not be obligated to sell any shares of Common Stock unless all of the shares of Class D Preferred Stock or Class E Preferred Stock then held by such Cash Equity Investors are to be sold for cash in such transaction.

A. REDEMPTION RIGHTS. Subject to the terms of the Financing Agreements and not giving rise to either a default or an event of default thereunder, the Class D Preferred Stock (or Class E Preferred Stock) will be redeemed within 90 days following the vote of holders of a majority of the outstanding shares of the Class D Preferred Stock (or Class E Preferred Stock as the case may be), at any time (a) after twelve years from the date of this Agreement or (b) upon the completion of an IPO by the Company of Common Stock. Upon redemption of Class D Preferred Stock, the holders of Class D Preferred Stock so redeemed will receive a cash payment equivalent to the then current Liquidation Preference per share plus the number of shares of Class A Common Stock such holders would have received had they converted such Class D Preferred Stock into shares of Class E Preferred Stock and Class A Common Stock immediately prior to such redemption.

A.             RIGHT OF FIRST REFUSAL FOR NEW SECURITIES; CAPITAL RAISING.

a) The Company hereby grants to each of JWC and AT&T, on the same terms and conditions, a right of first refusal, to the extent necessary to maintain their ownership in the Company on a Fully Diluted Basis, to purchase shares of any New Securities (as defined below) which the Company may, from time to time, propose to issue and sell to private equity investors (and not through a public offering or a private placement (which provides for registration within one year of issuance)/Rule 144A offering, which, together with any supplemental or additional offerings, results in gross proceeds in excess of $50.0 million). Such right of first refusal shall allow each of JWC and AT&T to purchase a pro rata portion necessary to maintain such ownership on a Fully Diluted Basis of the New Securities proposed to be issued, determined with reference to the aggregate number of outstanding shares of Common Stock (on an as-if-converted basis) held by JWC and AT&T as the case may be, before the proposed issuance of New Securities. The right of first refusal granted hereunder may be exercised by either of JWC or AT&T as to themselves and shall terminate if unexercised within 30 calendar days after receipt of notice from the Company to the Cash Equity Investors.

a) "New Securities" shall mean any authorized but unissued shares, and any treasury shares, of preferred stock or common stock of the Company and all rights, options or warrants to purchase common stock, and securities of any type whatsoever that are, or may become, convertible into common stock; PROVIDED, HOWEVER, that the term "New Securities" does not include (i) shares of Common Stock or stock options issued to officers, employees, directors, consultants of the Company or others in connection with their services pursuant to a plan or plans approved by the Board of Directors; (ii) securities issued upon conversion of shares of Class D Preferred Stock to Class A Common Stock and Class E Preferred Stock; (iii) securities issued by the Company pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company shall become the owner of more than 50% of the voting power of such corporation; (iv) shares of Common Stock issued in connection with any stock split or stock dividend of the Company; (v) capital stock (including warrants, options or other rights to purchase capital stock, or that are convertible into or exchangeable for capital stock of the Company) issued directly in connection with any borrowings or the incurrence of any indebtedness by the Company or its Subsidiaries in connection with acquisitions or capital projects; (vi) shares of Class A Common Stock issued pursuant to any IPO in excess of $50.0 million (taken together with any supplemental or additional offerings) or Rule 144A promulgated thereunder which provide for registration of such Capital Stock within one year of their issuance; or (vii) shares issuable upon exercise of the Sygnet PIK Preferred Stock Warrants.

a) If the Company or any Subsidiary in the future proposes to raise private equity capital it shall provide JWC with the terms of such proposal prior to approaching other potential investors and shall grant JWC the initial opportunity to make any such investment, PROVIDED that nothing herein shall require the Company to enter into any agreement or sale with the Company as to such private equity capital on terms less favorable than the prevailing market terms and rates offered to comparable companies to the Company. If JWC determines to provide such private equity capital, then JWC will make available to AT&T its pro rata portion thereof, determined by reference to their respective holdings of Company Stock on a Fully Diluted Basis in the Company at the Amendment and Restatement Date, on similar terms and conditions as provided by JWC.

                                  I.   ARTICLE

                                REGISTRATION RIGHTS

     The Company will not grant registration rights for Company capital stock to a Person other than the Cash Equity Investors on terms pari passu with or senior to or more favorable than those granted to the Cash Equity Investors.

a)          DEMAND REGISTRATION RIGHTS.

(1) RIGHT TO DEMAND REGISTRATION. At any time following 180 days after the IPO Date (or such longer period as may be reasonably required by the managing underwriters of the Company's IPO) and (A) the Dobson Partnership shall have the right to make one written request, and (B) JWC shall have the right to make two written requests, and (C) AT&T shall have the right to make one written request (each, a "Demanding Stockholder" and, collectively, the "Demanding Stockholders") to the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities pursuant to an underwritten offering (a "Demand Registration"), which request shall specify the number of Registrable Securities proposed to be sold in the offering; PROVIDED, HOWEVER, that (x) the Company need not effect a Demand Registration unless the sale of the Registrable Securities proposed to be sold by the Demanding Stockholder shall reasonably be expected to result in aggregate gross proceeds of at least $25.0 million, and (y) if the Board of Directors determines that a Demand Registration would interfere with any pending or contemplated material acquisition, disposition, financing or other material transaction, the Company may defer a Demand Registration (including by withdrawing any Registration Statement filed in connection with a Demand Registration); so long as that the aggregate of all such deferrals shall not exceed ninety (90) days in any 360-day period. A Demand Registration shall not be deemed a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission (without interference by any stop order, injunction or other order or requirement of the Commission or other governmental agency, for any reason), and maintained continuously effective for a period of at least six (6) months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration. A Demanding Stockholder may make a written request for a Demand Registration in accordance with the foregoing in respect of Company Stock that it intends to convert into shares of Common Stock upon the effectiveness of the Registration Statement prepared in connection with such demand, and the Company shall fulfill its obligations under this Article 5 in a manner that permits such Demanding Stockholder to exercise its conversion rights in respect of such Company Stock and substantially contemporaneously sell the shares of Common Stock issuable upon such conversion under such Registration Statement.

     In addition to the rights set forth above, each of the Demanding Stockholders shall have the right to demand that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for an offering of Registrable Securities in which at least $15.0 million of gross proceeds are reasonably expected therefrom, PROVIDED that the Company is not obligated to participate in any "road-show" or exceptional marketing, diligence or other efforts in connection with such offering. This additional demand registration may be a one year "shelf-registration." The procedures and limitations for effecting the registration of the Registrable Securities on Form S-3 (or any successor form to Form S-3), including the procedure used for any underwriting limitation, shall be as set forth in this Article 5.

          Within ten (10) days after receipt of the request for a Demand Registration, the Company will send written notice (the "Demand Notice") of such Registration request and its intention to comply therewith to all Stockholders who are holders of Registrable

Securities and, subject to Section 5(a)(ii), the Company will include in such Demand Registration all Registrable Securities of such Stockholders with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the last date such Demand Notice was deemed to have been given pursuant to Section 14.1.

(1) PRIORITY ON REGISTRATION. If the managing underwriter or underwriters advise the Company and the holders of the Registrable Securities to be registered in writing that in its or their opinion the number of Registrable Securities proposed to be sold in any Registration (including, without limitation, a Piggyback Registration) and any other securities of the Company requested or proposed to be included in such Registration exceeds the number that can be sold in such offering without (A) creating a substantial risk that the proceeds or price per share that will be derived from such Registration will be materially reduced or that the number of Registrable Securities to be registered is too large a number to be reasonably sold, or
(B) materially and adversely affecting such Registration in any other respect, the Company will (x) include in such Registration the aggregate number of Registrable Securities recommended by the managing underwriter (the number of Registrable Securities to be registered for each Stockholder to be reduced FIRSTLY, against the Dobson Partnership, SECONDLY, against the other Stockholders (other than JWC and AT&T) and LASTLY, against JWC and AT&T; in each case PRO RATA based on the amount of Registrable Securities of the Stockholders in the applicable class requested to be included in such Registration), and (y) not allow any securities other than Registrable Securities to be included in such Registration unless all Registrable Securities requested to be included shall have been included therein, and then only to the extent recommended by the managing underwriter or determined by the Company after consultation with an investment banker of nationally recognized standing (notification of which number shall be given by the Company to the holders of Registrable Securities).

(1) SELECTION OF UNDERWRITERS. The offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Demanding Stockholder that initiated such Demand Registration will select a managing underwriter or underwriters of recognized national standing to administer the offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

a)        PIGGYBACK REGISTRATION RIGHTS.

          RIGHT TO PIGGYBACK. If the Company proposes to register any shares of Common Stock (or securities convertible into or exchangeable for Common Stock) with the Commission under the Securities Act (other than a Registration on Form S-4 or Form S-8, or any successor forms), and the Registration form to be used may be used for the Registration of the Registrable Securities (a "Piggyback Registration"), the Company will give written notice (a "Piggyback Notice") to all Stockholders, at least thirty (30) days prior to the anticipated filing date, of its intention to effect such a Registration, which notice will specify the proposed offering price (if determined at that time), the kind and number of securities proposed to be registered, the distribution arrangements and will, subject to Section 5(a)(ii), include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests (which requests have not been withdrawn) for inclusion therein within twenty (20) days after the last date such Piggyback Notice was deemed to have been given pursuant to Section 15.1. If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company determines for any reason not to register or to delay Registration, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that has requested inclusion of Registrable Securities in such Registration and
(A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration, and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

          No Stockholder may obtain a Piggyback Registration on a Demand Registration initiated by JWC or AT&T except that each of AT&T and JWC may Piggyback on the Demand Registrations of the other; PROVIDED that, in such circumstances, any reduction requested by the managing underwriter(s) in such registration in the number of Registrable Securities to be registered shall first be applied to the party seeking to Piggyback on the Demand Registration.

a) SELECTION OF UNDERWRITERS. Except as set forth in Section 5.1(a)(iii), the Company (by action of the Board of Directors) will select the managing underwriter or underwriters to administer offerings of its capital stock, which managing underwriter or underwriters will be of nationally recognized standing.

a) REGISTRATION PROCEDURES. With respect to any Demand Registration or Piggyback Registration (each, a "Registration"), the Company shall, subject to Sections 5(a)(i) and (5)(a)(ii) and Section 5(b)(i), as expeditiously as practicable:

(1) prepare and file with the Commission, as promptly as reasonably practicable (but in no event more than forty-five (45) days) after the receipt of the

Registration requests under Sections 5(a) or 5(b), a registration statement or registration statements (each, a "Registration Statement") relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; cooperate and assist in any filings required to be made with the NASD; and use its reasonable best efforts to cause such Registration Statement to become and (to the extent provided herein) remain effective; PROVIDED, HOWEVER, that before filing a Registration Statement or prospectus related thereto (a "Prospectus") or any amendments or supplements thereto, the Company shall furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters and their respective counsel, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

(1) prepare and file with the Commission such amendments and supplements to the Registration Statement as may be necessary to keep each Registration Statement effective for six (6) months (nine (9) months in the case of any shelf registration requested by a Qualified Holder pursuant to this
Section 5) or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(1) promptly notify the selling holders of Registrable Securities and the managing underwriters, if any (and, if requested by any such Person or entity, confirm such advice in writing), (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (D) if at any time the representations and warranties of the Company contemplated by subsection (xiv) of this subsection
(d) below cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (F) of the happening of any event which makes any statement made in the Registration Statement, the

Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

(1) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of (I) the Registration Statement, or
(II) the qualification of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction at the earliest possible time;

(1) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(1) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(1) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling holder of Registrable Securities underwriters may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

(1) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions in the United States as any seller or underwriter reasonably requests in writing, use its reasonable best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(1) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

(1) use its reasonable best efforts to cooperate with any selling holder to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(1) upon the occurrence of any event contemplated by subsection (iii)(F) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(1) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or, if not so listed, cause such Registrable Securities to be authorized for trading on the NASDAQ National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

(1) not later than the effective date of the applicable Registration, provide a CUSIP number for all Registrable Securities;

(1) enter into such customary agreements (including in the case of a Demand Registration that is an underwritten offering, an underwriting agreement in customary form) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration, (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) use reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which opinions of counsel shall be in form, scope and substance reasonably satisfactory to the managing underwriters, if any, and to the holders of a majority of the Registrable Securities being sold), addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (C) use reasonable best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; and (D) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with subsection (xi) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. All the above in this Section 5(d)(xiv) shall be done at each closing under each underwriting or similar agreement or as and to the extent required thereunder;

(1) make available for inspection by a representative of each Demanding Stockholder or selling holder, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers or underwriter, copies or extracts of all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary, in the opinion of the holders' or underwriter's counsel, to enable them to fulfill their due diligence responsibilities; and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to comply with this paragraph (xv) unless such Person executes confidentiality agreements whereby such person agrees that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons and used only in connection with the proposed Registration unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction; and each seller of Registrable Securities agrees that it will, upon learning that disclosure of such records, information or documents is sought in a court of competent jurisdiction or by a governmental agency, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of any records, information or documents deemed confidential; PROVIDED FURTHER, HOWEVER, notwithstanding any designation of confidentiality by the Company, confidential information shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by or on behalf of any such Person, or (ii) becomes available to any such Person on a non-confidential basis from a source other than the Company or its advisors, PROVIDED that such source is not to such Person's knowledge bound by a confidentiality agreement with or other obligations of secrecy to the Company or another party with respect to such information;

(1) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12)-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve (12)-month periods; and

(1) promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Company's executive officers and other representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

          The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(xi), such holder shall forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(d)(xi), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus; and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the time periods regarding the maintenance of the effectiveness of any Registration Statement in Section 5(d)(ii) shall be extended by the number of days during the period from and including the date of the receipt of such notice pursuant to Section 5(d)(iii)(F) hereof to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectuses contemplated by Section 5(d)(xi) or the Advice.

a)          INDEMNIFICATION.

(1) In the event of the Registration or qualification of any Registrable Securities under the Securities Act or any other applicable securities laws pursuant to the provisions of this Section 5, the Company agrees to indemnify and hold harmless each Stockholder thereby offering such Registrable Securities for sale (an "Indemnified Stockholder"), underwriter, broker or dealer, if any, of such Registrable Securities, and each other person, if any, who controls any such Indemnified Stockholder, underwriter, broker or dealer within the meaning of the Securities Act or any other applicable securities laws, from and against any and all losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, to which such Indemnified Stockholder, underwriter, broker or dealer or controlling person may become subject under the Securities Act or any other applicable federal or state securities laws or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act or any other applicable federal or state securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such Registration or qualification, and will reimburse each such Indemnified Stockholder, underwriter, broker or dealer and each such controlling person for any legal or other expenses reasonably incurred by such Indemnified Stockholder, underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, expense, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or omission contained in such Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by such Indemnified Stockholder, underwriter, broker, dealer or controlling person specifically and expressly for use in the preparation thereof or by the failure of such Indemnified Stockholder, underwriter, broker or dealer, or controlling person to deliver a copy of the Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto after the Company has furnished such party with a sufficient number of copies of the same and such party failed to deliver or otherwise provide a copy of the final prospectus to the person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such person, if such statement or omission was in fact corrected in such final prospectus.

(1) In the case of an underwritten offering in which the Registration Statement covers Registrable Securities, the Company agrees to enter into an underwriting agreement in customary form and substance with such underwriters and to indemnify the underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to the indemnification of the holders of Registrable Securities; PROVIDED, HOWEVER, the Company shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any person who controls such underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the extent that the loss, claim, damage, expense or liability (or actions in respect thereof) for which indemnification is sought results from such underwriter's failure to deliver or otherwise provide a copy of the final prospectus to the person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such person, if such statement or omission was in fact corrected in such final prospectus.

(1) In the event of the Registration or qualification of any Registrable Securities of the Stockholders under the Securities Act or any other applicable federal or state securities laws for sale pursuant to the provisions hereof, each Indemnified Stockholder agrees severally, and not jointly, to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement therein or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Indemnified Stockholder specifically and expressly for use in connection with the preparation thereof, and will reimburse the Company, such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability or action; PROVIDED, HOWEVER, an Indemnified Stockholder's liability under this
Section 5(e)(iii) shall not exceed the net proceeds received by such Indemnified Stockholder with respect to the sale of any Registrable Securities.

(1) In the case of an underwritten offering of Registrable Securities, each holder of a Registrable Security included in a Registration Statement shall agree to enter into an underwriting agreement in customary form and substance with such underwriters, and to indemnify such underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to indemnification by such holder of the Company, but subject to the same limitation as provided in Section 5(e)(ii) with respect to indemnification by the Company of such underwriters, officers, directors and control persons.

(1) Promptly after receipt by a person entitled to indemnification under this Section 5(e) (an "Indemnified Party") of notice of the commencement of any action or claim relating to any Registration Statement filed under this
Section 5 as to which indemnity may be sought hereunder, such Indemnified Party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Party"), give written notice to each such Indemnifying Party of the commencement of such action or claim, but the omission to so notify each such Indemnifying Party will not relieve any such Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than pursuant to the provisions of this Section 5(e) and shall also not relieve any such Indemnifying Party of its obligations under this Section 5(e) except to the extent that any such Indemnifying Party is actually prejudiced thereby. In case any such action is brought against an Indemnified Party, and such Indemnified Party notifies an Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense, with counsel reasonably satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; PROVIDED, HOWEVER, that no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement agreement without the prior written consent of the Indemnified Party unless such Indemnified Party is fully released and discharged from any such liability, and no Indemnified Party shall consent to the entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an Indemnifying Party without the consent of each Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such suit, action, claim or proceeding; (b) the Indemnifying Party shall not have employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of the defense of such action, suit, claim or proceeding; or (c) such Indemnified Party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnified Party. If any of the events specified in clause (a), (b) or (c) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the Indemnified Parties (and reasonably acceptable to the Indemnifying Party) shall be borne by the Indemnifying
Party. If, in any such case, the Indemnified Party employs separate counsel, the Indemnifying Party shall not have the right to direct the defense of such action, sut, claim or proceeding on behalf of the Indemnified Party and the Indemnified Party shall assume such defense and/or settle such action;
PROVIDED, HOWEVER, that an Indemnifying Party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

          The provisions of this Section 5(e) shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.

a) CONTRIBUTION. If for any reason the indemnification provided for in Section 5(e)(i) or 5(e)(iii) is unavailable to an Indemnified Party as contemplated therein, then the Indemnifying Party, in lieu of indemnification shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, expense or liability (or action in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, PROVIDED that no Stockholder shall be required to contribute in an amount greater than the net proceeds received by such Stockholder with respect to the sale of any Registrable Securities less all amounts already contributed by such Stockholder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by such Stockholder. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of any such fraudulent misrepresentation. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

a) REGISTRATION EXPENSES. Except as hereinafter provided, all expenses incident to the Company's performance of or compliance with this
Section 5 will be borne by the Company, including, without limitation, all Registration and filing fees under the Securities Act and the Exchange Act, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto), and furnishing copies thereof and of the Prospectus included therein, all out-of-pocket expenses of underwriters customarily paid for by issuers to the extent provided for in any underwriting agreement, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD, the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on NASDAQ and all other costs and expenses incurred by the Company in connection with any Registration hereunder. In addition, the Company shall pay or reimburse the sellers of Registrable Securities the reasonable fees and expenses of one law firm to such sellers incurred in connection with a registration (collectively, with the expenses referred to in the immediately preceding sentence, the "Registration Expenses"). Except as provided in the immediately preceding sentence, each Stockholder shall bear the costs and expenses of any underwriters' discounts and commissions, brokerage fees or transfer taxes relating to the Registrable Securities sold by such Stockholder and the fees and expenses of any attorneys, accountants or other representatives retained by the Stockholder.

a) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Stockholder may participate in any underwritten Registration hereunder unless such Stockholder (i) agrees to sell its Registrable Securities on the basis provided in any customary and reasonable underwriting arrangements approved by the persons entitled hereunder to select the underwriter, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements, indemnities and other documents customarily required under the terms of such underwriting arrangements.

b)               HOLDBACK AGREEMENTS.

(1) Each holder of Registrable Securities whose securities are included in a Registration Statement agrees not to effect any sale, transfer or other disposition of Company Stock or any securities convertible into Company Stock or other interest in the Company, including through any hedging or derivative transaction or to effect any distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the fifteen
(15) days prior to, and during the one hundred eighty (180) day period (or such longer period as reasonably requested by the managing underwriter or underwriters in the case of an underwritten public offering) beginning on, the effective date of such Registration Statement (except as part of such Registration), if and to the extent requested by the managing underwriter or underwriters in an underwritten public offering.

(1) The Company agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any Subsidiary or the acquisition by the Company or any Subsidiary of the capital stock or substantially all of the assets of any other Person), during the fifteen (15) days prior to, and during the ninety (90)-day period beginning on, the effective date of each Demand Registration.

(1)              PUBLIC INFORMATION REPORTING.    The Company hereby covenants
and agrees to and with the Stockholders that at all times following the IPO Date it shall provide and file such financial and other information concerning the Company as may from time to time be required by the Commission and any other governmental authority having jurisdiction, so as to comply with all reporting requirements under the Exchange Act, and shall, upon request, state in writing that it has complied with all such requirements, and further agrees that, for so long as (following the IPO Date) the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall comply in all respects with paragraph (c)(2) of Rule 144.

(1) If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. Upon the request of a holder of Registrable Securities, the Company covenants and agrees to provide the information required by Rule 144A(d)(4) under the Securities Act.

                                   I.   ARTICLE

                          ADDITIONAL RIGHTS AND COVENANTS

A. WHOLLY-OWNED SUBSIDIARIES. All of the Company's Subsidiaries shall be direct or indirect wholly owned Subsidiaries of the Company, and the Company shall not, and shall not permit any Subsidiary to, sell or issue, transfer, encumber or otherwise dispose of any shares of capital stock of any of the Company's Subsidiaries to any Person other than the Company and its direct or indirect wholly owned Subsidiaries, except for a pledge of any such shares in connection with the incurrence of indebtedness.

A. AMENDMENTS OF THE RESTATED CERTIFICATE AND BY-LAWS. Prior to the IPO Date, the Company shall not authorize or adopt any amendment, modification or repeal of any provision of the Restated Certificate or the Restated By-Laws, unless such amendment is consistent with the terms of this Agreement, and the Restated Certificate and has been approved by a majority of directors of the Board of Directors.

A.             CONFIDENTIALITY.

a) Each party shall, and shall cause each of its Affiliates, and its and their respective stockholders, members, managers, directors, officers, employees and agents (collectively, "Representatives") to, keep secret and retain in strictest confidence any and all information relating to the Company or any other party that is either a trade secret or material, non-public information or is designated in writing by the party providing such information or the Company as confidential (other than, in each case, such information as is otherwise or becomes publicly available (other than in violation of this Agreement or other applicable confidentiality agreements among the parties), or has been or is independently developed or obtained from a person in a manner not in violation of this Agreement or, to its knowledge, any other confidentiality agreement) ("Confidential Information") and shall not disclose such information, and shall cause its Representatives not to disclose such information, to anyone except such Affiliates, Representatives or any other Person that agrees in writing to keep in confidence all such information in accordance with the terms of this Section 6.3. Each party agrees to use such information received from another party or the Company only in connection with its ownership interest in the Company but not for any other purpose. All such information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

b) To the fullest extent permitted by law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this Section 6.3, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this
Section 6.3 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 6.3 shall be construed to limit the right of any party to collect money damages in the event of breach of this Section 6.3.

a) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's Affiliates, in any filing with any regulatory agency, court or other authority or any disclosure to a trustee of public debt of a party to the extent that the disclosing party determines in good faith that it is required by Law, regulation or the terms of such debt to do so; PROVIDED, HOWEVER, that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible.

A. SALE OF LOGIX COMMUNICATIONS STOCK. If JWC or AT&T proposes to sell any number of shares of Logix Communications Common Stock which sale would result in a reduction in the ownership interest of JWC or AT&T in Logix Communications below 35% of the JWC or AT&T Logix Communications ownership interest, as the case may be, on the Logix Communications Spin-Off (calculated with reference only to shares of Logix Communications issued with respect to the Class D Preferred Stock (or any Class A Common Stock or other capital stock issued with respect thereto other than the JWC Common Stock held as of the Amendment and Restatement Date), JWC or AT&T, as the case may be, shall give 10 Business Days' written notice thereof to the Company (the "Section 6.4 Notice Period") and during such Section 6.4 Notice Period the Company may elect to purchase such Logix Communications Common Stock at a price which is the Market Price thereof. In the event the Company elects to purchase such Logix Communications Common Stock, it shall have 30 days (or such longer period as may be necessary under the Appraisal Procedure) from the date of receipt of the written notice from JWC or AT&T, as the case may be, in which to purchase such Logix Communications Common Stock. This purchase right shall terminate upon the earliest to occur of (i) the consummation by Logix Communication of an initial public offering of its common stock with aggregate gross proceeds of at least $50 million, (ii) December 23, 2003, (iii) the exercise by the Stockholders of the call right pursuant to the terms of Article 11, or (iv) the expiration of the call right pursuant to the terms of Article 11.

A. CLASS PROTECTION. The Company shall not, without first obtaining consent or approval of the holders of at least a majority of the holders of each affected class of Company Stock (including each of JWC and AT&T, if they are holders of such class of Company Stock), voting as a separate class: (i) adversely amend or alter any preferences, rights or powers of any such class of Company Stock; or (ii) redeem, repurchase or pay any dividends on any junior stock or parity stock, except for repurchases of stock or stock options issued to management, employees or consultants which do not exceed $500,000 in any fiscal year of the Company or in any event $1,500,000 in the aggregate.

a) NEW SECURITIES. Subject to the terms of the Class D Preferred Stock Certificate of Designation, any Common Stock (other than JWC Common Stock) and any Logix Communications Common Stock issued to holders of Class D Preferred Stock shall receive anti-dilution protection, as determined reasonably in good faith by the Board of Directors to protect the holders thereof in connection with (i) dilution from the issuance or the exercise of warrants issued in connection with the Sygnet Acquisition, (ii) any dilution relating to options then issued or committed as of the Closing Date under the New Company Stock Option Plan, (iii) any dilution resulting from the issuance of options with respect to an aggregate maximum of 5% of the Logix Communications Stock, and
(iv) the redemption of all shares of Class B Preferred Stock and Class C Preferred Stock pursuant to the terms of the Investment and Transaction Agreement.

a) Without the prior written consent of JWC (except where any such issuance would not have a dilutive effect on JWC's Beneficial Ownership interest in either the Common Stock (including Common Stock issuable upon conversion of Class D Preferred Stock) or the Logix Communications Common Stock, or both) (as determined reasonably and in good faith by the Board of Directors) the Company shall not (i) issue any options pursuant to the New Company Stock Option Plan other than such options as are committed on the Closing Date, or (ii) issue options with respect to more than 5% in the aggregate of Logix Communications Common Stock.

a) LOGIX COMMUNICATIONS SPIN-OFF. Upon the consummation of the Logix Communications Spin-Off, the holders of Class D Preferred Stock and the holders of Class E Preferred Stock (including Common Stock issuable upon conversion of Class D Preferred Stock) shall immediately receive their PRO RATA share, calculated on a Fully Diluted Basis, of such number of shares of Class A Common Stock equal to the value of the 4,454 options to purchase shares of Class C Common Stock outstanding on the Closing Date (the "Wireless Options"), as determined reasonably and in good faith by the Board of Directors (the "Wireless Option Value Shares").

a) In the event that the Logix Communications Spin-Off is not consummated, the holders of Class D Preferred Stock and the holders of Class E Preferred Stock will receive, immediately prior to the consummation of a Liquidity Event, Wireless Option Value Shares plus their PRO RATA share, calculated on a Fully-Diluted Basis as determined reasonably, and in good faith by the Board of Directors, of Class A Common Stock equal to the value of Logix Communications stock options that are issued (up to a maximum of 5% of Logix Communications Common Stock).

a) An example of the implementation and intent of this Section 6.7 is set forth on Exhibit E hereto.

A. REGULATION M. In the event of any IPO, the Cash Equity Investors shall not sell, transfer or otherwise dispose any Company Stock or purchase Company Stock or securities convertible into Company Stock or any interests in the Company, or otherwise engage in any transaction that would involve a prohibited market manipulation, whether under Regulation M under the Securities Act, or otherwise.

a) POOLING OF INTERESTS. In the event that the Company is sold in a transaction involving a "pooling of interests" transaction, for a period of not more than 90 days following consummation of such transaction, no Stockholder shall sell, transfer or otherwise dispose of any Company Stock, securities convertible into Company Stock or any other interest in the Company, if any such sale, transfer or other disposition would limit or deny the applicability of the treatment of such pooling of interests.

a) In the event of the Logix Communications Spin-Off, the Company shall enter into a stockholders agreement with the stockholders of Logix Communications, substantially similar to this Agreement except that there shall be no transfer restrictions analogous to Section 4.1

A. OTHER TAX MATTERS. JWC and AT&T intend that (i) pay in kind dividends on the Class D Preferred Stock when paid and (ii) any constructive distribution on the Class D Preferred Stock when deemed paid, will not be includible in JWC's or AT&T's gross income for Federal, state or local tax purposes. Accordingly, unless the Company reasonably concludes in good faith that it cannot make or file any tax return that is consistent with the Purchaser's intention in the preceding sentence, the Company shall not make or file any tax return that is inconsistent with such intention. In the event the Company concludes it is required to file any tax return that is inconsistent with the Purchaser's intention in the preceding sentence, the Company will notify JWC and AT&T at least 60 days before filing such return and will attempt, through discussions with the holders and their representatives, to reach mutual agreement on such filing requirement.

A. CLASS A PREFERRED STOCK TRANSFER RESTRICTION. In the event that any share of Class D Preferred Stock or Class E Preferred Stock is at any time outstanding and held by JWC or AT&T, (A) the Class A Preferred Stock held by Dobson Operating Company as of December 23, 1998 shall not be transferred, directly or indirectly, to any Person; PROVIDED, HOWEVER, that such shares of Class A Preferred Stock may be transferred at any time (i) by Dobson Operating Company to any wholly owned Subsidiary of the Company and (ii) by any wholly-owned Subsidiary of the Company to any other wholly-owned Subsidiary of the Company, and (B) such shares of Class A Preferred Stock must be owned by a wholly-owned Subsidiary of the Company.

A. ADDITIONAL COVENANTS. The Company covenants to AT&T and JWC that so long as AT&T Beneficially Owns at least 50% or JWC owns at least 35% of the Class D Preferred Stock (or Class E Preferred Stock or Class A Common Stock received upon conversion thereof) each respectively holds as of the Amended and Restated Date, the Company will comply, and the Company will cause each of the Subsidiaries to comply, with the following provisions unless otherwise consented to in writing by each of AT&T (except in the case of Sections 6.12.9, 6.12.10 and 6.12.12, where the consent of AT&T or any director designated by AT&T shall not be required) and JWC so long as they continue to own the percentage amounts of their respective investments stated herein.

1. RECORDS AND ACCOUNTS. Each of the Company and the Subsidiaries will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and in all other respects consistent with industry practices.

1. EXISTENCE; RELATED SECURITIES; MAINTENANCE OF PROPERTIES. Each of the Company and the Subsidiaries will preserve and keep in full force and effect and in good standing its corporate or partnership existence, as the case may be, rights and franchises except for any combination or merger with and into the Company or a Subsidiary or where the failure to do so would not have a Material Adverse Effect.

1. INSURANCE. Each of the Company and the Subsidiaries will maintain with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company and the Subsidiaries, except where the failure to do so would not have a Material Adverse Effect.

1. TAXES. Each of the Company and the Subsidiaries will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies, which if unpaid might by law become a Lien upon any of their properties and would have a Material Adverse Effect; PROVIDED, HOWEVER, that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or the applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that the Company and the applicable Subsidiary will pay or cause to be paid all such Taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any Lien which may have attached as security therefor.

1. INSPECTION OF PROPERTIES AND BOOKS. Each of the Company and the Subsidiaries shall permit each of AT&T or JWC, or any of their designated representatives, at the Company's cost, to visit and inspect any of its properties, to examine its books of account (and to make copies thereof and extracts therefrom), and, upon reasonable notice, to discuss its affairs, finances and accounts with, and to be advised as to the same by, officers or partners of such Persons, all at such times and intervals during normal business hours and after reasonable notice as AT&T or JWC may reasonably request, PROVIDED, that in no event shall any such visit, inspection, examination, discussion or advice interfere in any material respect in the business or other operations of the Company or any of its employees, representatives or officers.

1. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS. Each of the Company and the Subsidiaries will comply in all material respects with (a) all FCC laws and regulations, all Oklahoma Corporations Commission laws and regulations and all other material laws and regulations wherever its business is conducted, (b) the provisions of its Restated Certificate and Restated Bylaws,
(c) all other material agreements and instruments by which it or any of its properties may be bound (including, without limitation, the Related Agreements and the agreements, documents and instruments executed and delivered by it in connection with the Financing Agreements), (d) all applicable decrees, orders and judgments, and (e) all required FCC and Oklahoma Corporations Commission approvals, permits and licenses and all other material approvals, permits and licenses, if, in the case of clauses (a), (c) and (e), the failure to comply would have a Material Adverse Effect.

1.             EMPLOYEE BENEFIT PLANS.  Neither the Company nor any ERISA
Affiliate will:

a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code;

a) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived;

a) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company or any of the Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

a) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, if, in each such case, such action or failure would have a Material Adverse Effect.

The Company will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to each of the Purchasers a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (ii) promptly upon receipt or dispatch, furnish to each Purchaser any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041,

4042, 4043, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Section 4041A, 4202, 4219, 4242 or 4245 of ERISA.

1. DISTRIBUTIONS. The Company shall not make any distribution except (a) repurchases of management, employee or consultant stock and options pursuant to contractual rights, PROVIDED, that no such repurchases shall exceed $500,000 in any fiscal year or in any event $1,500,000 in the aggregate (other than stock and options owned, directly or indirectly, by members of the Dobson family unless approved by two of the three directors selected in clauses (i),
(ii) or (iv) of Section 3.1(a) of this Agreement), (b) the sale or redemption of up to $25.0 million in aggregate principal amount now held by Dobson Partnership of Company securities, plus any accrued and unpaid dividends thereon, in one transaction or a series of transactions; PROVIDED that no financing or refinancing by the Company in connection with any such redemption or sale may have an interest rate in excess of 14% per annum (the "Rate Cap"); and PROVIDED, FURTHER, that after the first anniversary of the date hereof, the Rate Cap will not apply to any financing or refinancing to the extent that the Company has met or exceeded its EBITDA projections as set forth in the budget attached as Exhibit D to the Investment and Transaction Agreement, for the previous four fiscal quarters, (c) required distributions in respect of Senior PIK Preferred Stock, (d) distributions provided by the Restated Certificate, (e) distributions required or permitted by this Agreement, including the put and call provisions therein, and (f) the Logix Communications Spin-Off.

1.             MERGER, CONSOLIDATION, SALE OF ASSETS OR OTHER DISPOSITIONS.
Neither the Company nor any Subsidiary will become a party to any merger or consolidation, or sell, lease, sublease or otherwise transfer or dispose of any shares of or other equity interests in a Subsidiary or any substantial portion of its assets, rights and licenses to any Person, or turn over the management of, or enter into any management contract with respect to, any of its assets, properties, rights or licenses, whether directly or indirectly or in a single transaction or a series of related transactions, without the approval by a vote of 50.1% of the Board of Directors, or, in the case of any such transaction involving 10% or more of the Company's consolidated assets or consolidated POPs as of the end of the most recently completed fiscal quarter, the unanimous approval by the Company Board of Directors (excluding any directors designated pursuant to Sections 3.1(a)(ii) and 3.1(a)(iv)), PROVIDED, that the foregoing will not apply to (a) any pledges, Liens or security interests in connection with Company financing or the Sygnet Acquisition, (b) any merger, consolidation, sale, lease, sublease, transfer or disposition solely among or involving the Company and/or its Subsidiaries, (c) the Logix Communications Spin-Off, (d) management stock options and incentives approved by the Company's Board of Directors, and (e) transactions in the ordinary course of business.

1. SALE AND LEASEBACK OF PROPERTY. Neither the Company nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real, personal or a combination thereof, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property, without the approval by a vote of 50.1% of the

Board of Directors, or, in the case of any such transaction involving 10% or more of the Company's consolidated assets or consolidated POPs as of the end of the most recently completed fiscal quarter, the unanimous approval by the Company Board of Directors (excluding any directors designated pursuant to Sections 3.1(a)(ii) and 3.1(a)(iv)), PROVIDED that no such approval shall be required in connection with the sale and leaseback by the Company or any Subsidiary of cellular towers owned by Sygnet Communications, Inc. prior to its acquisition by the Company

1. INVESTMENTS. The Company will not, and will not permit any Subsidiary to, have outstanding or acquire or commit itself to acquire or hold any investment except investments in: (a) marketable direct obligations issued or guaranteed by the United States of America which mature within one year from the date of acquisition thereof or which are subject to a repurchase agreement, exercisable within 90 days from the date of acquisition of such agreement, with any commercial bank or trust company incorporated under the laws of the United States of America or any State thereof or the District of Columbia, (b) commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, Inc., (c) bankers' acceptances eligible for rediscount under Federal Reserve Board requirements accepted by any commercial bank or trust company referred to in clause (a) hereof, (d) certificates of deposit maturing within one year from the date of acquisition thereof issued by any commercial bank or trust company referred to in clause (a) hereof and having capital and surplus of at least $500,000,000, (e) certificates of deposit issued by banks organized under the laws of any other jurisdiction, each having combined capital and surplus of not less than $500,000,000, (f) investments by the Company and each Subsidiary existing on the date of this Agreement, (g) investments by the Company and its Subsidiaries in the Company or in Subsidiaries of the Company, (h) investments up to $25,000,000 in aggregate, and (i) investments permitted by the Company's Financing Agreements.

1. MERGER, CONSOLIDATION OR OTHER ACQUISITIONS. Neither the Company nor any Subsidiary shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person without the approval of 50.1% of the Board of Directors, or, in the case of any such transaction involving 10% or more of the Company's consolidated assets or consolidated POPs as of the end of the most recently completed fiscal quarter, the unanimous approval of the Company Board of Directors (excluding any directors designated pursuant to Sections 3.1(a)(ii) and 3.1(a)(iv)), PROVIDED, that the foregoing will not apply to (a) any merger, consolidation or acquisition solely among or involving the Company and/or its Subsidiaries, (b) capital expenditures or capital projects approved by the Board of Directors, and
(c) transactions in the ordinary course of business.

A. INFORMATION COVENANTS. The Company hereby agrees that so long as any shares of the Preferred Stock or any shares of the Common Stock are held by either

AT&T or JWC, it will comply with, and it will cause each Subsidiary to comply with, the following provisions:

a)             ANNUAL STATEMENTS.    As soon as available and in any event
within 90 days after the close of each fiscal year of the Company, the Company will deliver to each of AT&T and JWC, audited consolidated and unaudited consolidating balance sheets and statements of income and retained earnings and of cash flows of the Company audited by Arthur Andersen, L.L.P. or any other public accounting firm selected by the Company and reasonably acceptable to AT&T and JWC, showing the financial condition of the Company as of the close of such fiscal year and the results of the Company's operations during such fiscal year, all on a consolidated basis.

a)               Each of the financial statements delivered pursuant to this
SECTION 6.13.1 shall be certified without qualification by the applicable accounting firm to have been prepared in accordance with GAAP consistently applied.

1. QUARTERLY STATEMENTS. Within forty-five (45) days after the end of each quarter, the Company will deliver to each of AT&T and JWC consolidated and consolidating unaudited balance sheets and statements of income and retained earnings and of cash flows of the Company as of the end of each such quarter and for the period of the then current fiscal year to the end of such month, and presenting on a comparative basis the corresponding figures for such period in the preceding fiscal year and the then current Budget (as defined below), in each case by region, certified by the Chief Financial Officer of the Company to be true and correct and to have been prepared in accordance with GAAP subject to normal year-end adjustments described in reasonable detail.

a)             BUDGETS AND OTHER REPORTS.    The Company will deliver to each of
AT&T and JWC, prior to the commencement of each fiscal year project spending and capital budgets for the succeeding fiscal year, projected monthly statements of income and cash flow for such fiscal year (the "Budget"), projected quarterly balance sheets for such fiscal year and as soon as practical after preparation thereof, complete and correct copies of all quarterly (if any) or annual budgetary analyses or forecasts of the Company and the Subsidiaries in the form customarily prepared by management for its own internal use or the use of the Company. The Company, AT&T and JWC shall once each calendar year, conduct an annual off-site meeting to review the Company's projections and business plans with respect to such fiscal year.

a)               The Company shall also furnish to each of AT&T and JWC
(i) within five (5) days of the Company's receipt thereof, copies of all management letters of the Company's accountants; (ii) within five (5) days of the Company's receipt thereof, notice with respect to any material pending or threatened litigation to which the Company or any Subsidiary is or may become a party; (iii) within five (5) days of the Company's receipt thereof, notice of any default or event of default with respect to any material agreement to which the Company or any Subsidiary is a party; (iv) within five (5) days of the filing thereof, copies of all material filings made by or on behalf of the Company or any Subsidiary with any governmental regulatory agency; and (v) such other information as either AT&T or JWC may reasonably request from time to time.

a) Within thirty (30) days after the end of each calendar month, the Company will deliver to each of AT&T and JWC monthly and year-to-date summaries, in a form and to the same extent prepared by the Company management on a consolidated basis broken down for each market in which the Company or any Subsidiary operates any System compared on a monthly and year-to-date basis to the Company's Budget, of the following: (a) number of POPs, (b) number of subscribers, (c) gross activations, (d) net activations, (e) deactivations (and setting forth the reason therefor), (f) acquisition cost per gross activation,
(g) average monthly revenue per subscriber, (h) total number of roaming minutes,
(i) total roaming revenue and (j) any other reasonable information which either AT&T or JWC may request from time to time.

                                   I.   ARTICLE

                                    EXCLUSIVITY

A. EXCLUSIVITY. Prior to the earlier of December 23, 2003 or the date on which the relevant Cash Equity Investor Beneficially Owns less than 50% of the Common Stock it Beneficially Owns as of the Amendment and Restatement Date on an "as-if converted" basis, none of the Stockholders or their respective Affiliates will provide or resell, or act as the agent for any Person offering, within the Territory, mobile wireless telecommunications services that compete with those provided by the Company using wireless technologies and frequencies licensed by the FCC without the Company's prior written consent. Nothing in this
Article 7 shall (i) prohibit JWC or its Affiliates from providing such services in any part of the Territory in which the Company did not provide such services at the time that JWC or its Affiliates initially began providing them or (ii) restrict the ability of limited partners of any of JWC or its Affiliates to invest in Persons engaged, directly or indirectly, in the mobile wireless telecommunications industry. Anything to the contrary herein, the terms of this
Section 7.1 shall not apply to AT&T and its Affiliates (but nothing in this proviso shall relieve AT&T's assigns and transferees that are not Affiliates of AT&T from the operation of this Section 7.1).

                                I.   ARTICLE

 AFTER-ACQUIRED SHARES; RECAPITALIZATION; INVESTMENT AND TRANSACTION AGREEMENT

A.             AFTER ACQUIRED SHARES; RECAPITALIZATION; INVESTMENT AND
TRANSACTION AGREEMENT.

a) Except as expressly set forth herein, all of the provisions of this Agreement shall apply to all of the shares of Company Stock now owned or hereafter issued or transferred to a Stockholder or to his, her or its Affiliated Successors as a consequence of any additional issuance, conversion, purchase, exchange or reclassification of shares of Company Stock, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or which are acquired by a Stockholder or its Affiliated Successors in any other manner.

a) Whenever the number of outstanding shares of Company Stock is changed by reason of a stock dividend or a subdivision or combination of shares effected by a reclassification of shares, each specified number of shares referred to in this Agreement shall be adjusted accordingly.

A. AMENDMENT OF RESTATED CERTIFICATE. Whenever the number of shares of authorized Common Stock is not sufficient in order to issue shares of Common Stock upon conversion of Class D Preferred Stock in accordance with the Restated Certificate and the Certificates of Designation, (i) the Company shall promptly amend the Restated Certificate in order to authorize a sufficient number of shares of Common Stock, and (ii) each Stockholder agrees to vote its shares of Preferred Stock and Common Stock in favor of such amendment.

A. INVESTMENT AND TRANSACTION AGREEMENT. Each of the parties to the Investment and Transaction Agreement hereby amend such Agreement by terminating and deleting Articles V and VI thereof and all sections therein.

                                  I.   ARTICLE

                                 SHARE CERTIFICATES

a)             RESTRICTIVE ENDORSEMENTS; REPLACEMENT CERTIFICATES.    Each
certificate representing the shares of Company Stock now or hereafter held by a Stockholder (including any such certificate delivered upon conversion of the Preferred Stock) or delivered in substitution or exchange for any of the foregoing certificates shall be stamped with legends in substantially the following form:

     The shares represented by this Certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities or "Blue Sky" laws. Said securities may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, unless and until registered under the Act and the rules and regulations thereunder and all applicable state securities or "Blue Sky" laws or exempted therefrom under the Act and all applicable state securities or "Blue Sky" laws.

     The shares represented by this Certificate are also subject to a Stockholder and Investor Rights Agreement, a copy of which is on file at the offices of the Company and will be furnished by the Company to the holder hereof upon written request. Such Stockholder and Investor Rights Agreement provides, among other things, for the granting of certain restrictions on the sale, transfer, pledge hypothecation or other disposition of the shares represented by this Certificate, and that under certain circumstances, the holder hereof may be required to sell the shares represented by this Certificate. By acceptance of this Certificate, each holder hereof agrees to be bound by the provisions of such Stockholder and Investor Rights Agreement. The Company reserves the rights to refuse to transfer the shares represented by this Certificate unless and until the conditions to transfer set forth in such Stockholder and Investor Rights Agreement have been fulfilled.

     Each Stockholder agrees that he, she or it will deliver all certificates for shares of Company Stock owned by him, her or it to the Company for the purpose of affixing such legends thereto.

a) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Company Stock subject to this Agreement and of a bond or other indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

                                   I.   ARTICLE

                                  EQUITABLE RELIEF

A. EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that, in addition to being entitled to exercise all of the rights provided herein or in the Restated Certificate or granted by law, including recovery of damages, equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

                                   I.   ARTICLE

                               STOCKHOLDER CALL RIGHT

A. STOCKHOLDER CALL RIGHT. The Dobson Partnership and the other Stockholders (other than JWC, JWC Group Stockholders and AT&T) (including optionholders under the New Company Stock Option Plan at closing under the Investment and Transaction Agreement) and their respective assignees will have the right to call on a pro rata basis from the holders thereof up to 35% of the Class D Preferred Stock held as of the Amendment and Restatement Date (and/or Class A Common Stock, Class E Preferred Stock, Logix Communications Stock or other capital stock, issued upon conversion, exchange, as a distribution or otherwise in respect of the Class D Preferred Stock and the Class E Preferred Stock, other than the JWC Common Stock) on a Fully Diluted basis, together, in each case, with all accrued and unpaid dividends thereon (collectively, the "Equity Investor Package") at (i) a price payable by wire transfer of immediately available funds to an account designated by the relevant Stockholder or the JWC Representative, in the case of the JWC Group Stockholders (other than AT&T), equal to 35% times the following valuations (each, the "Clawback Exercise Price"), (A) at any time prior to the twenty-fourth month anniversary of the date of issuance of the Class D Preferred Stock at a valuation which is equal to three times the original purchase of the Class D Preferred Stock, and (B) at any time following the twenty-fourth month anniversary of the date of issuance of such shares and prior to the sixtieth-month anniversary thereof, at a valuation which is equal to an amount equal to the sum of (x) three times the original purchase price of the Class D Preferred Stock, plus (y) one times such original purchase price multiplied by a fraction, the numerator of which is the number of quarterly periods elapsed after such twenty-fourth month anniversary of their date of issuance (measured from the commencement of such twenty-fifth month anniversary), up to 12 quarterly periods, and the denominator of which is 12. Schedule V set forth an illustrative example for this Article 11, PROVIDED, HOWEVER, that in the case of any conflict between such illustration and this Article 11, this Article 11 shall govern. In the event of a sale or sales by JWC or AT&T of any portion of the final 35% of their respective investment in Logix Communications Common Stock as of the date of the Logix Communications Spin-off (calculated with reference only to shares of Logix Communications issued with respect to the Class D Preferred Stock (or any Class A Common Stock or other capital stock issued in respect thereto other than the JWC Common Stock) held as of the Amendment and Restatement Date), then the Clawback Exercise Price with respect to such selling stockholder's Company Stock shall, if applicable, be reduced by the aggregate amount of the net proceeds of such sales, PROVIDED that proceeds received by JWC or AT&T, as the case may be, from the exercise by the Company of its purchase right under Section 6.4 shall not so reduce the Clawback Exercise Price.

     This call right may only be exercised in respect of the entire part of the Equity Investor Package subject thereto and the initial determination whether to exercise this call right will be made by the Dobson Partnership on behalf of all the Stockholders, PROVIDED that after such determination, each Stockholder will make its own determination whether to consummate the call right. This call right shall terminate upon the earlier of the occurrence of (A) the IPO Date,
(B) the fifth anniversary of issuance of the Class D Preferred Stock, (C) a Change of Control or (D) the exercise in full of this call right, PROVIDED, that this call right may be exercised in connection and concurrently with an IPO and the proceeds resulting from such public offering may be applied by the Company in payment of the Clawback Exercise Price. Except pursuant to Sections 4.2, 4.5 and Article 12 of this Agreement, each Cash Equity Investor will agree not to sell or transfer the securities included in their Equity Investor Package (excluding Logix Communications Common Stock) until the call right expires if, after such sale or transfer, such Cash Equity Investor would hold less than 35% of (x) the Class D Preferred Stock it held as of the Amendment and Restatement Date, (y) any class of securities issued in respect of the Class D Preferred Stock (other than Logix Communication Stock), or (z) each class of securities included in the Equity Investor Package (excluding Logix Communications Common Stock).

                                   I.   ARTICLE

                                     PUT RIGHTS

A. CLASS D AND CLASS E PREFERRED STOCK PUT RIGHT. At any time after the earliest to occur of (i) December 23, 2005, (ii) a Change of Control, or (iii) the consummation of an IPO, each of JWC and AT&T shall have the right to sell all of the Class D Preferred Stock or Class E Preferred Stock held by such party to the Company (the "Preferred Stock Put Right") and the Company shall have the obligation to purchase the shares as to which the Preferred Stock Put Rights are exercised. Subject to Section 12.3, the Company shall, within 120 days of the exercise by JWC or AT&T of its Preferred Stock Put Right (or immediately in the case of a Change of Control) pay (A) in the case of a put of Class D Preferred Stock a cash amount per share equal to the then current Liquidation Preference thereon plus the number of shares of Class A Common Stock that the holder of such Class D Preferred Stock would have received upon conversion immediately prior to such put and (B) in the case of Class E Preferred Stock a cash amount per share held by such Stockholder equal to its Liquidation Preference.
Notwithstanding the foregoing, the Company shall not redeem any shares pursuant to this Section 12.1 unless such redemption is made pro-rata amongst all the parties who have exercised their Preferred Stock Put Rights pursuant to this Section 12.1 on the date of any redemption. The closing of any redemption pursuant to this Section 12.1 shall take place at the Company's offices or at such reasonable other location as the Company may notify the other parties in writing. Notwithstanding anything in this section to the contrary, neither AT&T nor JWC shall be bound to transfer its Preferred Stock upon the exercise by the other party of its Preferred Stock Put Right and in the event that AT&T or JWC elects not to so transfer its Preferred Stock, such party shall retain the right to exercise the Preferred Stock Put Right with respect to its Preferred Stock. In the event that AT&T or JWC exercises its Preferred Stock Put Right and the other party does not elect to exercise its Preferred Stock Put Right within 20 days of such exercise, then such other party may not exercise its Preferred Stock Put Right until 120 days following such initial exercise.

a)             CONFLICT EVENTS.   (i)  Either AT&T or the Company may give
notice (a "Conflict Notice") to the other parties hereto, if it becomes aware of the existence of a Conflict or enters into an agreement that would give rise to a Conflict, or reasonably believes that a Conflict is likely to occur as a result of pending transactions or other proposed actions, which notice shall describe the Conflict in reasonable detail.

     (ii) In the event that a party gives a Conflict Notice, the Company and AT&T shall use their commercially reasonable best efforts to determine whether a Conflict exists (or will exist after giving effect to pending transactions or other proposed actions) and, if so, will use their commercially reasonable efforts to agree in principle, within 60 days of receipt of such Conflict Notice by the recipient thereof, as to a course of action (including a framework of time within which to execute binding definitive agreements or to consummate and complete the transaction contemplated by such agreements) to cure such

Conflict to the reasonable satisfaction of each of the Company and AT&T (an "Agreement in Principle"). In the event the parties fail to (x) agree in principle as to such course of action within such 60-day period, or (y) execute such binding definitive agreements or consummate and complete the transactions contemplated by such binding definitive agreements, in each case in accordance with the Agreement in Principle then the provisions of Section 12.2(b) shall be applicable.

a) In the event that a Conflict Notice is given with respect to either a Competitive Conflict or a Regulatory Conflict, and the provisions of
Section 12.2(b) are applicable pursuant to Section 12.2(a), then:

          (i) In the case of the occurrence (without the prior written consent of AT&T) of a Company Competitive Conflict or a Company Regulatory Conflict, AT&T shall have the right to send a notice (a "Conflict Put Notice") to the other parties hereto, which notice triggers the terms of
Section 12.2(c).

          (ii) In the case of the occurrence (without the prior written consent of the Company) of an AT&T Competitive Conflict or an AT&T Regulatory Conflict, the Company shall have the right to send a notice (a "Conflict Non-Voting Notice") to AT&T, which notice triggers the terms of Section 12.2(d).

          (iii) In the case of a Conflict (other than an FCC Conflict) resulting solely from a Change of Law, then the parties agree to address such Conflict and the remedies appropriate to resolve such conflict in good faith and a reasonable manner, at the time such Conflict occurs.

a) If AT&T sends a Conflict Put Notice in accordance with Section 12.2(b)(i), the Company shall have the obligation to purchase all of the shares of Company Stock (other than any stock of Logix Communications from and after the Logix Communications Spin-Off) then held by AT&T or its Affiliates. Subject to Section 12.3, the purchase price therefor shall be payable in cash and shall equal: (i) in the case of Class D Preferred Stock, an amount per share equal to the then-current Liquidation Preference thereof, plus the Market Price of the number of shares of Class A Common Stock that would have been received upon conversion thereof on the date of the purchase;
(ii) in the case of Class E Preferred Stock, an amount per share equal to the then current Liquidation Preference thereof; and (iii) in the case of any other class of Common Stock, an amount per share equal to the Market Price thereof. The closing of any purchase pursuant to this Section 12.2(c) shall take place within 120 business days after the date of the Conflict Put Notice (or such longer period as may be necessary under the Appraisal Procedure) at the Company's offices or such other location or time as to which AT&T and the Company agree.

a) If the Company sends a Conflict Non-Voting Notice to AT&T in accordance with Section 12.2(b)(ii) or AT&T sends a Conflict Non-Voting Notice, in its sole discretion at any time, then (i) AT&T shall cause the director designated by it pursuant to Section 3.1(a)(ii) to resign (or the parties shall cause the removal of such director) from the Company's Board of Directors, within 10 business days of the date of the Conflict Non-Voting Notice and AT&T will relinquish its director designation right in accordance with Section 3.1(b),
(ii) the parties shall negotiate in good faith, and promptly implement, steps appropriate to eliminate the voting rights of any Company Stock then owned by AT&T or its Affiliates (E.G., by AT&T exchanging its shares of Class D Preferred Stock for an equal number of shares of a new class of preferred stock having no voting rights and convertible into common stock having no voting rights, except in each case to the extent required by law, or AT&T agreeing to vote all of its shares in the same proportion as all other shares of Company Stock are voted) and, to the extent necessary to eliminate a Regulatory Conflict, to eliminate any consent, approval, veto or similar rights AT&T enjoys pursuant to the terms of this Agreement and (iii) the parties will otherwise proceed reasonably and in good faith to resolve the circumstances giving rise to the Conflict Non-Voting Notice; PROVIDED that and except as set forth in this Agreement no party shall be required to agree to any change, modification or supplement that adversely affects such party in any material respect, and nothing in this Agreement shall be construed to require any party to agree to divest or hold separate any of its assets or otherwise take or commit to take any action that limits its freedom of action in any material respect with respect to any of its businesses, product lines or assets. Notwithstanding the foregoing, if a Conflict Non-Voting Notice shall be sent, and AT&T shall subsequently Transfer any Company Stock, then the voting rights of such Company Stock to be transferred shall be immediately reinstated and the transferee shall be transferred Company Stock with full voting rights. The parties hereby acknowledge and agree that any procedures effected pursuant to this Section 12.2(d) shall remain in effect until the Conflict giving rise to the Conflict Non-Voting Notice no longer exists.

a) The parties agree that Section 12.2(b) will be inapplicable to any Regulatory Conflict existing on the date hereof, and that the parties will proceed in good faith to resolve or cure such Conflicts; AT&T further agrees that it will not exercise its right to select a director pursuant to
Section 3.1(a)(ii) until each of the Company and AT&T are satisfied that no Regulatory Conflict exists as of the date hereof or any such Regulatory Conflict has been cured or the appropriate Governmental Authorities have furnished a waiver with respect thereto.

a) Notwithstanding anything in this Agreement to the contrary (including, without limitation, Section 12.2(a)) AT&T shall have 30 days from the date of receipt of a Conflict Notice within which to either confirm or deny that a Conflict may exist upon consummation of the transactions referred to in the Conflict Notice. If AT&T either fails to respond to such Conflict Notice or informs the Company that no Conflict may exist upon consummation of the transactions referred to in the Conflict Notice and the parties subsequently learn that a Conflict did in fact arise, AT&T shall be precluded from asserting its rights under Section 12.2(b)(i) in respect of such Conflict.

a) Nothing in this Agreement shall be construed to require AT&T or any of its Subsidiaries to take any action, including without limitation divesting any of their respective properties or other assets, other than in respect of shares of Company Stock Beneficially Owned by them or their rights under this Agreement or other rights arising from ownership of such Company Stock or agreements with the Company.

a) The Company may deliver a notice to AT&T requesting that AT&T confirm or deny that a Conflict exists, or may exist upon completion of a transaction or transactions that have been publicly announced by AT&T, (i) at any time the Company reasonably believes that AT&T has engaged in a transaction or transactions that may create a Conflict, and (ii) once during any calendar year (without regard to any notices given pursuant to clause (i) of this sentence). Such notice shall include a list of the Licenses held by the Company and its Subsidiaries. AT&T shall respond to such notice within 15 days stating whether or not it is aware, to the best of its knowledge, that a Conflict exists. Any such notice or information given by AT&T will be deemed to be Confidential Information subject to Section 6.3 of this Agreement.

A. PAYMENT; RESTRICTIONS ON PAYMENT. Upon the surrender of the certificate or certificates evidencing the shares of stock to be repurchased by the Company pursuant to the Put Rights in Section 12.1 or 12.2(c), the repurchase price in respect of such shares shall be paid to the order of the Person whose name appears on such certificate or certificates in cash by wire transfer of immediately available funds, PROVIDED, that if there is no Available Cash under the Financing Agreements and consistent with the limitations set forth in Section 12.4, the Company shall arrange additional credit facilities or borrowing availability to obtain cash to meet its obligations upon the exercise of the Put Right. If the Company cannot, within the time periods stated in Sections 12.1 and 12.2(c), obtain cash to meet its obligations upon the exercise of the Put Right, then the Company shall issue to the Cash Equity Investor exercising the Put Right a Subordinated Put Note, dated as of the date of exercise of the Put Right, which shall rank senior to each class of Preferred Stock existing on the date hereof other than the Senior PIK Preferred Stock and the Sygnet PIK Preferred Stock. Each surrendered certificate shall be canceled and/or retired. In the event that a Cash Equity Investor receives a Subordinated Put Note, such Cash Equity Investors shall be entitled to all of the rights of the holders of Class D Preferred Stock hereunder as if such Cash Equity Investors were holders of Class D Preferred Stock until the Subordinated Put Notes are paid in full. In the event that Subordinated Put Notes are issued, all such Subordinated Put Notes will rank pari passu and shall share pro rata in any Available Cash, PROVIDED, HOWEVER, that in the event that any Subordinated Put Note shall have matured, such Subordinated Put Note shall rank senior to any Subordinated Put Note which has not yet matured.

A. RESTRICTIONS ON PAYMENTS BY THE COMPANY. Notwithstanding anything to the contrary contained in this Agreement, the payment of cash upon exercise of a Put Right and pursuant to any Subordinated Put Notes pursuant to this Article shall be subject to (i) applicable restrictions contained in any applicable law, including the availability of adequate capital and surplus for corporate law purposes and (ii) restrictions contained in the Financing Agreements each as refinanced or amended and in effect from time to time in accordance with Section 12.6, and restrictions contained in any Senior Indebtedness. If any such restrictions or unavailability prohibit the repurchase of Securities or other capital stock of the Company hereunder which the Company is otherwise entitled or required to make, the Company shall make such repurchases as soon as it is permitted to do so under such restrictions.

A.             PAYMENT OF CASH.  Notwithstanding anything else in this
Article 12 to the contrary (including Sections 12.3 and 12.4), in the event of a Change of Control, and in each case in which Stockholders receive cash, cash equivalents or marketable securities for the sale or transfer of the Company's Voting Securities, then the holders of the Class D Preferred Stock and Class E Preferred Stock shall be paid cash upon exercise of a Put Right and shall not be issued Subordinated Put Notes in lieu of cash.

A. FINANCING AGREEMENTS; INDEBTEDNESS. The Class D Preferred Stock and Class E Preferred Stock, including any redemptions (except as set forth below), puts and calls and any Subordinated Put Notes issued pursuant to such puts, are subject to the terms and restrictions contained in the Financing Agreements. The Company will be permitted to refinance or replace (whether or not with new lenders) any Financing Agreement and/or incur additional indebtedness in connection with acquisitions and capital projects at any time prior to the issuance of any Subordinated Put Note issued in connection with a Put Right, so long as the Company has used commercially reasonable efforts to negotiate standard covenant flexibility with regard to permitting payment of the Put Right and such refinancing, replacement or additional indebtedness (i) is not more restrictive with respect to the Preferred Stock than the Financing Agreements and (ii) specifically permits the payment of amounts owing by the Company upon exercise of such Preferred Stock Put Right or to the holder of any such Subordinated Put Note if after giving pro forma effect to any such payment, the Consolidated Leverage Ratio would be less than 8 to 1. Following the issuance of any Subordinated Put
Note issued in connection with a Put Right, the Company may not undertake any refinancing or replacement (but shall be free to obtain waivers from the holders of existing indebtedness) or incur additional financing indebtedness in excess of $1,000,000, in the aggregate, without the prior written consent of the holder of such Subordinated Put Note. Nothing herein shall limit the right of the Company to incur indebtedness in order to discharge all amounts owing under any such outstanding Subordinated Put Notes. No refinancing replacement or additional financing indebtedness shall adversely affect, and shall be expressly subordinate to, the redemption rights of the Class D Preferred Stock and Class E Preferred Stock set forth in the Certificates of Designation of the Class D Preferred Stock and Class E Preferred Sock. The Cash Equity Investors shall deliver acknowledgments of the foregoing to the Company's creditors under the Financing Agreements upon the request of the Company.

                                   I.   ARTICLE

                                 COMPANY CALL RIGHT

A. COMPANY RIGHT TO CALL AGAINST CASH EQUITY INVESTORS. On or immediately prior to an IPO, the Company or its assignees shall have the right to purchase on a pro rata basis from the holders thereof all or any portion of the outstanding shares of Class D Preferred Stock held by a Cash Equity Investor and upon the exercise of such right, each Cash Equity Investor shall have the obligation to sell such shares of Class D Preferred Stock held by such Cash Equity Investor to the Company. The call purchase price for each share of Class D Preferred Stock shall be the Liquidation Preference thereof plus the number of shares of Class A Common Stock that would have been received by the holder of such Class D Preferred Stock had such Class D Preferred Stock been converted immediately prior to the exercise of the call. Notwithstanding anything herein to the contrary, a holder of Class D Preferred Stock may upon receiving a Call Notice (as defined below) elect to convert his Class D Preferred Stock into Class E Preferred Stock and Class A Common Stock, in which event the Company's right pursuant to this
Article 13 will apply to such Class E Preferred Stock. The call purchase price of any such Class E Preferred Stock shall be the Liquidation Preference thereof.

A. PROCEDURE. The Company may exercise the Call Rights by providing to the Cash Equity Investors a written notice (a "Call Notice") that the Company will repurchase the shares of Company Stock described in
Section 13.1. The Company shall within thirty (30) days after the determination of the relevant call price, and the notification of the Cash Equity Investors and in any event no later than the receipt by the Company of the proceeds of the IPO, redeem the shares held by the Stockholders to whom the Company provided a Call Notice by paying to such Stockholders an amount for each share held by such Stockholder equal to the relevant call price by wire transfer of immediately available funds. The closing of the repurchase of the shares pursuant to this Article 13 shall take place at the office of the Company, or at such other reasonable location, as it shall notify the relevant party to whom the Call Notice was sent.

A. PAYMENT. Upon the surrender of the certificate or certificates evidencing the shares of Class D Preferred Stock or Class E Preferred Stock to be repurchased by the Company pursuant to this Article 13, the applicable call price in respect of such shares shall be paid by wire transfer of immediately available funds to the order of the Person whose name appears on such certificate or certificates in cash in immediately available funds (which shall include any accrued and unpaid dividends to the date of repurchase of such shares of Class D Preferred Stock or Class E Preferred Stock). Each surrendered certificate evidencing the shares of Class D Preferred Stock or Class E Preferred Stock being repurchased shall be canceled and/or retired.

                                 I.   ARTICLE

                                 MISCELLANEOUS

a)             FCC REGULATORY COMPLIANCE PUT.      In the event either AT&T
or the Company believe an FCC Conflict exists, AT&T or the Company may give notice (an "FCC CONFLICT NOTICE") to the other parties hereto. In the event that a party gives an FCC Conflict Notice, the Company and AT&T shall use their commercially reasonable best efforts to determine whether an FCC Conflict exists and, if so, will use their commercially reasonable best efforts to agree in principle, within 75 days of receipt of such FCC Conflict Notice by the recipient thereof, to agree to a course of action (including a framework of time within which to execute binding definitive agreements or to consummate and complete the transaction contemplated by such agreements) to cure such FCC Conflict to the reasonable satisfaction of each of the Company and AT&T. In the event the parties fail to (x) agree in principle as to such course of action within such 75-day period, or (y) execute such binding definitive agreements or consummate and complete the transactions contemplated by such binding definitive agreements, in each case in accordance with the agreement in principle, then the provisions of Section 14.1(b) shall be applicable.

a) In the event that a FCC Conflict Notice is given and the provisions of this Section 14.1(b) are applicable pursuant to Section 14.1(a), then AT&T shall have the right to send a notice (an "FCC CONFLICT PUT NOTICE") to the Dobson Partnership, which notice triggers the terms of
Section 14.1(c).

a)         If AT&T sends an FCC Conflict Put Notice in accordance with
Section 14.1(b), the Dobson Partnership shall have the obligation to purchase (the "FCC PUT") all of the shares of Company Stock purchased by AT&T pursuant to the Stock Purchase Agreement and then held by AT&T or its Affiliates (the "AT&T COMPANY STOCK"). The purchase price therefor shall be payable in cash and shall equal an amount per share equal to the original purchase price of such shares as set forth in the Stock Purchase Agreement, plus accrued and unpaid dividends thereon, if any, plus, solely with respect to the Common Stock funded by AT&T, AT&T's carrying costs on such amount calculated at an annual rate of 9% through the date of closing of any purchase pursuant to this Section 14.1(c) (FCC PUT CLOSING"). The FCC Put Closing shall take place within 120 days (or such earlier date (if any) as is required to comply with applicable law) after the date of the FCC Conflict Put Notice at the Company's offices or such other location or time as to which AT&T and the Dobson Partnership agree.

a) In the event that Dobson Partnership acquires AT&T Company Stock pursuant to this Section 14.1 then (i) all rights and interests associated with such AT&T Company Stock under this Agreement will cease as to such AT&T Company Stock, and such AT&T Company Stock, for purposes of this Agreement, will no longer to be deemed to be AT&T Company Stock in the hands of Dobson Partnership, and (ii) all rights granted to AT&T and its Affiliates pursuant to this Agreement including, without limitation under Article III and Article IV shall terminate upon the closing of the FCC Put and AT&T shall cease to have any interest in the AT&T Company Stock.

a) In the event that a Regulatory Conflict would also qualify an FCC Conflict, the provisions of this Article 14 shall apply.

a)             JWC GROUP STOCKHOLDER REPRESENTATIVE.    Each JWC Group
Stockholder hereby designates and irrevocably appoints Dana L. Schmaltz, as his attorney-in-fact with full power of substitution (the "JWC Group Stockholder Representative"), to serve as the representative of each such JWC Group Stockholder to (i) perform all such acts as are required, authorized or contemplated by this Agreement to be performed by such JWC Group Stockholder (other than AT&T) and (ii) exercise such rights, power and authority as are incidental to this Agreement and hereby acknowledges that the JWC Group Stockholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by each such person. Any such actions taken, exercises of rights, power or authority and any decision or determination made by the JWC Group Stockholder Representative consistent therewith, shall be absolutely and irrevocably binding on each JWC Group Stockholder (other than AT&T) as if such JWC Group Stockholder (other than AT&T) personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Stockholder's individual capacity. Each such JWC Group Stockholder (other than AT&T) further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such JWC Group Stockholder (other than AT&T). The other parties hereto are and will be entitled to rely on any action taken or any notice given by the JWC Group Stockholder Representative and are and will be entitled and authorized to give notices only to the JWC Group Stockholder Representative for any notice contemplated by this Agreement to be given to any such person. A successor to the JWC Group Stockholder Representative may be chosen by a majority in interest of the JWC Group Stockholders (other than AT&T), PROVIDED that notice thereof is given by the new JWC Group Stockholder Representative to the Company.

b) The JWC Group Stockholder Representative shall not be liable to the JWC Group Stockholders for the performance of any act or the failure to act under or in connection with this Agreement so long as he acted or failed to act in good faith in what he believed to be the scope of his authority and for a purpose which he believed to be in the best interests of the JWC Group Stockholders (other than AT&T). Each of the JWC Group Stockholders (other than AT&T) will indemnify the JWC Group Stockholder Representative, from and against any loss, liability, damage, deficiency, cost and expense (including without limitation reasonable expenses of investigation and reasonable attorney's fees incurred in connection with any claim, suit or proceeding brought against him) incurred or sustained by him as a result of his individual acts or omissions in connection with this Agreement, so long as he acted or failed to act in good faith.

A. NOTICES. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; PROVIDED that notice of a change of address shall be effective only upon receipt thereof:

     If to JWC, to:

          J. W. Childs Associates, L.P.
          One Federal Street
          Twenty-First Floor
          Boston, MA 02110
          Telephone: (617) 753-1100
          Facsimile: (617) 753-1101
          Attention: Dana L. Schmaltz

     With a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          One Beacon Street
          Boston, MA 02108
          Facsimile: (617) 573-4822
          Telephone: (617) 573-4800
          Attention: Louis Goodman

     If to AT&T, to:

          AT&T Wireless Services, Inc.
          7277 164th Ave., N.E.
          Redmond, WA  98052
          Facsimile: (425) 580-8405
          Telephone: (425) 580-8416
          Attention: William W. Hague

     With a copy to:

          AT&T Wireless Services, Inc.
          295 North Maple Avenue
          Basking Ridge, New Jersey 07920
          Telephone: (908) 221-2000
          Attention: General Counsel

     With a copy to:

          Friedman Kaplan & Seiler, LLP
          875 Third Avenue
          New York, New York 10022-6225
          Telephone: (212) 833-1100
          Facsimile: (212) 355-6401
          Attention: Daniel M. Taitz, Esq.

     If to the Company, to it:

          Dobson Communications Corporation
          13439 N. Broadway Extension
          Suite 200
          Oklahoma City, OK  73114
          Facsimile: (405) 391-8515
          Telephone: (405) 391-8305
          Attention:  Everett R. Dobson, President

     With a copy to the Company at the same address to:

          Attention:  Ron Ripley, Senior Corporate Counsel
          Facsimile: (405) 391-8765
          Telephone: (405) 391-8500

     With a further copy to:

          Mayer, Brown & Platt
          1675 Broadway
          New York, New York 10019
          Telephone: (212) 506-2515
          Facsimile: (212) 262-1910
          Attention: James B. Carlson

A.             ENTIRE AGREEMENT; AMENDMENT; CONSENTS.

a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, including, without limitation, the Former Shareholders' Agreement.

a) No change or modification of this Agreement shall be valid, binding or enforceable unless the same shall be in writing and signed by the Company, the Dobson Partnership, the holders of a majority of the shares of each class of Common Stock and Preferred Stock and each of JWC and AT&T so long as they hold their respective Relevant Percentage Interests; PROVIDED, HOWEVER, that in the event any party hereto shall cease to own any shares of Company Stock such party hereto shall cease to be a party to this Agreement and the rights and obligations of such party hereunder shall terminate.

a) Whenever in this Agreement the consent or approval of a Stockholder is required, except as expressly provided herein, such consent or approval may be given or withheld in the sole and absolute discretion of each Stockholder.

A.             TERM.

a) This Agreement shall terminate upon the earliest to occur of any of the following events and PROVIDED that no Subordinated Put Notes are outstanding:

(1)                   The consent in writing of all of the parties hereto; or

(1)                   December 23, 2010; or

(1)                   One Stockholder shall Beneficially Own all of the
Common Stock.

a) In the event that JWC shall Beneficially Own less than 35% of shares of Common Stock or Class E Preferred Stock received from conversion of the original Class D Preferred Stock investment (in each case on an "as-if-converted" basis) Beneficially Owned by JWC on the Amendment and Restatement Date, the provisions of Section 3.1(a)(i) shall terminate. In the event the provisions of Section 3.1(a)(i) are terminated pursuant to this
Section 14.3(b), the director designated by JWC pursuant to Section 3.1(a)(i), shall resign (or the other directors or Stockholders shall remove such director from the Board of Directors) and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors is accordingly reduced.

a) In the event that AT&T shall Beneficially Own less than 50% of shares of Common Stock or Class E Preferred Stock received from conversion of the original Class D Preferred Stock investment (in each case on an "as-if-converted" basis) Beneficially Owned by AT&T on the Amendment and Restatement Date, the provisions of Section 3.1(a)(ii) shall terminate. In the event the provisions of Section 3.1(a)(ii) are terminated pursuant to this Section 14.3(c), the director designated by AT&T pursuant to Section 3.1(a)(ii), shall resign (or the other directors or Stockholders shall remove such director from the Board of Directors) and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors is accordingly reduced.

          Notwithstanding anything in this Agreement to the contrary, the holder of any Subordinated Put Note shall be entitled to all of the rights and benefits of the Cash Equity Investors hereunder and under the Certificate of Designations for the Class D Preferred Stock and the Investment and Transaction Agreement, as if such holder still held the shares of Class D Preferred Stock for which such Subordinated Put Note was issued until such Subordinated Put Note has been paid in full.

A. SURVIVAL. Nothing contained in this Section 14.6 shall impair any rights or obligations of any party hereto arising prior to the time of the termination of this Agreement, or which may arise by an event causing the termination of this Agreement. The provisions of Article 5 shall survive any termination of this Agreement and shall continue in full force and effect until December 23, 2018. The provisions of Section 6.3 and Section 14 shall survive the termination of this Agreement.

A. WAIVER. No failure or delay on the part of any Stockholder in exercising any right, power or privilege hereunder, nor any course of dealing between the Company and any Stockholder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which any Stockholder would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Stockholders or any of them to take any other or further action in any circumstances without notice or demand.

B. OBLIGATIONS SEVERAL. The obligations of each Stockholder under this Agreement shall be several with respect to each such Stockholder.

A. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the law of the State of New York without reference to the conflicts of law principles thereof.

A.             DISPUTE RESOLUTION; WAIVER OF JURY TRIAL.

a) The parties shall use and strictly adhere to the following dispute resolution processes, except as otherwise expressly provided in this
Section 14.10, to resolve any and all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (hereinafter, "Dispute(s)"), arising out of or relating to this Agreement (and any prior agreement this Agreement supersedes), including without limitation, its making, termination, non-renewal, its alleged breach and the subject matter of this Agreement (E.G., products or services furnished hereunder or those related to those furnished):

a) The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party(ies) written notice of the existence and nature of the Dispute. The other party(ies) shall in a writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgment may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Section.

a) Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgment, either party may terminate informal negotiations with respect to that Dispute and have the right, by delivery of written notice thereof (the "Arbitration Notice") to the other party, to submit the matter to be finally settled by arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association, as modified herein (the "AAA Rules"). The place of arbitration shall be Oklahoma City, Oklahoma. All matters so submitted to arbitration shall be settled by three arbitrators. The disputing party and the Company shall each designate one arbitrator within 20 days of the delivery of the Arbitration Notice. If either the disputing party or the Company fails so to timely designate an arbitrator, the matter shall be resolved by the one arbitrator timely designated. The disputing party and the Company shall cause the designated arbitrators to mutually agree upon and to designate a third arbitrator, PROVIDED, HOWEVER, that failing such agreement within 45 days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the AAA Rules. The disputing party and the Company, shall be responsible for the payment of the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. The disputing party and the Company, shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitral tribunal is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The final decision of the majority of the arbitrators shall be furnished to the disputing party and the Company and each of the Stockholders in writing and shall constitute a conclusive determination of the matter in question, binding upon JWC, the Company and the Stockholders and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. Any arbitration proceeding, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon any award may be entered in any court of competent jurisdiction.

a) The Company and each of the Stockholders hereby irrevocably consents to the exclusive jurisdiction of the state or federal courts in the State of New York, and all state or federal courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement. The Company and each Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which any of them may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the Southern District of New York and New York County. The Company and each Stockholder hereby agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and each Stockholder hereby consent to process being served by any party to this Agreement in any actions by the transmittal of a copy thereof in accordance with the provisions of Section 14.3.

a) EACH OF THE PARTIES HERETO, AFTER CONSULTING WITH COUNSEL WAIVE THEIR RIGHTS, IF ANY, TO JURY TRIAL IN RESPECT TO ANY DISPUTE OR CLAIMS BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY CLAIM UNDER THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES OR FRAUD OR BOTH, THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, AS AMENDED, OR FEDERAL OR STATE COMMON LAW.

A. BENEFIT AND BINDING EFFECT; SEVERABILITY. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and each of the Stockholders and their respective executors, administrators and personal representatives and heirs and permitted assigns. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy or any listing requirement applicable to the Common Stock, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto affected by such determination in any material respect shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions hereof are given effect as originally contemplated to the greatest extent possible.

A. AMENDMENT OF BY-LAWS. The Stockholders agree that the terms of this Agreement shall supersede any inconsistent provision that is contained in the Restated By-Laws and, to the extent required by Oklahoma law or the Restated By-Laws, this Agreement shall be deemed to constitute a written action taken by the Stockholders of the Company and shall be deemed an amendment of the Restated By-Laws.

A. FCC AND REGULATORY APPROVALS. Notwithstanding anything contained in this Agreement to the contrary, no transaction or action contemplated herein shall be consummated and no interests or rights transferred, converted or exchanged prior to receiving FCC approvals with respect thereto to the extent such FCC approvals are necessary.

A. EXPENSES. All attorneys' fees incurred by the Stockholders in connection with this Agreement (including, without limitation, in the preparation of notices (and responses thereto) and consents) shall be borne by the Stockholder(s) incurring such fees.

A. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

A. HEADINGS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

A. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed or consent this Agreement to be executed by its duly authorized officers as of the date first written above.

COMPANY:

                         DOBSON COMMUNICATIONS CORPORATION


                         By:   /s/ Everett Dobson
                             ---------------------------------------
                             Name:   Everett Dobson
                             Title:  President


CASH EQUITY INVESTORS:

                         DOBSON CC LIMITED PARTNERSHIP

                         By: RLD, Inc., its General Partner

                         By:   /s/   Everett Dobson
                             ---------------------------------------
                             Name:   Everett Dobson
                             Title:  President


                         DOBSON OPERATING COMPANY

                         By:   /s/   Everett Dobson
                             ---------------------------------------
                             Name:   Everett Dobson
                             Title:  Chief Executive Officer

                         J.W. CHILDS EQUITY PARTNERS II, L.P.

                         By: J.W. Childs Advisors II, L.P.,
                             its general partner

                         By: J.W. Childs Associates, L.P.,
                             its general partner

                         By: J.W. Childs Associates, Inc.,
                             its general partner


                         By:   /s/   Dana L. Schmaltz
                             ---------------------------------------
                             Name:   Dana L. Schmaltz
                             Title:  Vice President


                               /s/     Dana L. Schmaltz
                             ---------------------------------------
                         Dana L. Schmaltz, as agent and attorney-in-fact for the JWC Group Stockholders under Purchaser Appointment of Agent and Power of Attorney and not in his individual capacity


                         AT&T WIRELESS SERVICES, INC.



                         By:

                             Name:
                             Title:

                                                                     Schedule I

     CASH EQUITY INVESTORS:

Dobson CC Limited Partnership
c/o Dobson Communications Corporation
13439 N. Broadway Extension
Suite 200
Oklahoma City, OK 73114
Telephone: (405) 391-8500
Attention: Senior Corporate Counsel


Dobson Operating Company
c/o Dobson Communications Corporation
13439 N. Broadway Extension
Suite 200
Oklahoma City, OK 73114
Telephone: (405) 391-8500
Attention: Senior Corporate Counsel


J.W. Childs Equity Partners II, L.P.
One Federal Street
Twenty-First Floor
Boston, MA 02110
Telephone: (617) 753-1100
Attention: Dana Schmaltz


JWC Group Stockholders:
(See attached sheet)

AT&T Wireless Services, Inc.
295 North Maple Avenue
Basking Ridge, New Jersey 07920
Telephone: (908) 221-2000
Attention: General Counsel

                                                                    Schedule II

                                    CAPITALIZATION

                                                                   Schedule III

                                   NEW DIRECTORS


                    Everett R. Dobson
                    Russell L. Dobson
                    Stephen T. Dobson
                    Albert W. Pharis
                    Dana L. Schmaltz
                    Justin L. Jaschke
                    [AT&T Designee]















----------------------
*  Subject to Section 3.1(d).

                      TABLE OF CONTENTS


Section                                                                               Page
  1.1      Certain Defined Terms                                                        2
                              ARTICLE 1.  Definitions

  1.1      Certain Defined Terms                                                        2
  1.2      Other Definitional Provisions                                               18

                          ARTICLE 2.  Stockholder Approval

  2.1      Organizational Documents                                                    18
  2.2      Approval of Stock Option Plans                                              18
  2.3      Logix Communications Spin-Off                                               18

                       ARTICLE 3.   Management of the Company

  3.1      Board of Directors                                                          19
  3.2      Removal; Filling of Vacancies                                               20
  3.3      Directors                                                                   21
  3.4      Compensation and Reimbursement                                              21
  3.5      Business of the Company                                                     21
  3.6      Required Votes                                                              21
  3.7      Transactions between the Company and the Stockholders or their Affiliates   21
  3.8      Board Committees                                                            22
  3.9      Other Actions                                                               22

                          ARTICLE 4.   Transfers of Shares

  4.1      General                                                                     23
  4.2      Tag-Along Rights                                                            23
  4.3      Additional Conditions to Permitted Transfers                                26
  4.4      Stop-Transfer                                                               27
  4.5      Drag Along Rights                                                           27
  4.6      Redemption Rights                                                           27
  4.7      Right of First Refusal for New Securities; Capital Raising                  28

                          ARTICLE 5.   Registration Rights

  (a)      Demand Registration Rights                                                  29
  (b)      Piggyback Registration Rights                                               31
  (c)      Selection of Underwriters                                                   31
  (d)      Registration Procedures                                                     32


                                  TABLE OF CONTENTS
                                    (continued)

Section                                                                               Page
  (e)      Indemnification                                                             36
  (f)      Contribution                                                                40
  (g)      Registration Expenses                                                       40
  (h)      Participation in Underwritten Registrations                                 41
  (i)      Holdback Agreements                                                         41
  (j)      Public Information Reporting                                                41

                       ARTICLE 6.   Additional Rights and Covenants

  6.1      Wholly-Owned Subsidiaries                                                   42
  6.2      Amendments of the Restated Certificate and By-Laws                          42
  6.3      Confidentiality                                                             42
  6.4      Sale of Logix Communications Stock                                          43
  6.5      Class Protection                                                            43
  6.6      New Securities                                                              44
  6.7      Logix Communications Spin-Off                                               44
  6.8      Regulation M                                                                45
  6.9      (a) Pooling of Interests                                                    45
  6.10     Other Tax Matters                                                           45
  6.11     Class A Preferred Stock Transfer Restriction                                45
  6.12     Additional Covenants                                                        45
  6.12.1   Records and Accounts                                                        46
  6.12.2   Existence; Related Securities; Maintenance of Properties                    46
  6.12.3   Insurance                                                                   46
  6.12.4   Taxes                                                                       46
  6.12.5   Inspection of Properties and Books                                          46
  6.12.6   Compliance with Laws, Contracts, Licenses and Permits                       47
  6.12.7   Employee Benefit Plans                                                      47
  6.12.8   Distributions                                                               48
  6.12.9   Merger, Consolidation, Sale of Assets or Other Dispositions                 48
  6.12.10  Sale and Leaseback of Property                                              48
  6.12.11  Investments                                                                 49
  6.12.12  Merger, Consolidation or Other Acquisitions                                 49
  6.13     Information Covenants                                                       49
  6.13.1   Annual Statements                                                           49
  6.13.2   Quarterly Statements                                                        50
  6.13.3   Budgets and Other Reports                                                   50

                            ARTICLE 7.   Exclusivity

  7.1      Exclusivity                                                                 51


                                  TABLE OF CONTENTS
                                    (continued)

Section                                                                               Page

                                  ARTICLE 8.

 After-Acquired Shares; Recapitalization; Investment and Transaction Agreement

  8.1      After Acquired Shares; Recapitalization; Investment and
            Transaction Agreement                                                      51
  8.2      Amendment of Restated Certificate                                           52
  8.3      Investment and Transaction Agreement                                        52

                          ARTICLE 9.   Share Certificates

  9.1      Restrictive Endorsements; Replacement Certificates                          52

                        ARTICLE 10.   Equitable Relief

  10.1     Equitable Relief                                                            53

                      ARTICLE 11.   Stockholder Call Right

  11.1     Stockholder Call Right                                                      53

                           ARTICLE 12.   Put Rights

  12.1     Class D and Class E Preferred Stock Put Right                               54
  12.2     Conflict Events                                                             55
  12.3     Payment; Restrictions on Payment                                            58
  12.4     Restrictions on Payments by the Company                                     58
  12.5     Payment of Cash                                                             58
  12.6     Financing Agreements; Indebtedness                                          58

                       ARTICLE 13.   Company Call Right

  13.1     Company Right to Call Against Cash Equity Investors                         59
  13.2     Procedure                                                                   59
  13.3     Payment                                                                     60

                       ARTICLE 14.   Miscellaneous

  14.1     FCC Regulatory Compliance Put                                               60
  14.2     JWC Group Stockholder Representative                                        61
  14.3     Notices                                                                     62
  14.4     Entire Agreement; Amendment; Consents                                       64
  14.5     Term                                                                        64
  14.6     Survival                                                                    65


                                  TABLE OF CONTENTS
                                    (continued)

Section                                                                               Page
  14.7     Waiver                                                                      65
  14.8     Obligations Several                                                         65
  14.9     Governing Law                                                               66
  14.10    Dispute Resolution; Waiver of Jury Trial                                    66
  14.11    Benefit and Binding Effect; Severability                                    67
  14.12    Amendment of By-Laws                                                        68
  14.13    FCC and Regulatory Approvals                                                68
  14.14    Expenses                                                                    68
  14.15    Attorneys' Fees                                                             68
  14.16    Headings                                                                    68
  14.17    Counterparts                                                                68

  SCHEDULES

           Schedule I     --   Cash Equity Investors
           Schedule II    --   Capitalization
           Schedule III   --   New Directors

  EXHIBITS

           Exhibit A      --   Form of Restated Certificate
           Exhibit B-1    --   Form of Class A Preferred Stock Certificate of
                                   Designation
           Exhibit B-2    --   Form of Class D Preferred Stock Certificate of
                                   Designation
           Exhibit B-3    --   Form of Class E Preferred Stock Certificate of
                                   Designation
           Exhibit C      --   Form of Restated By-Laws
           Exhibit D      --   Form of Subordinated Put Note
           Exhibit E      --   Logix Spin-Off Dilution Protection Example